Exhibit 10.1

EXECUTION COPY

FIVE-YEAR REVOLVING CREDIT AGREEMENT

dated as of

April 14, 2015,

among

V.F. CORPORATION

VF INVESTMENTS S.À R.L.,

VF ENTERPRISES S.À R.L.,

VF EUROPE B.V.B.A.

and

VF INTERNATIONAL SAGL

as Borrowers

the other Borrowing Subsidiaries,

the Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO SECURITIES, LLC,

HSBC SECURITIES (USA) INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Joint-Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, N.A.,

HSBC BANK USA, NATIONAL ASSOCIATION

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Syndication Agents

and

BARCLAYS BANK PLC,

CITIBANK, N.A.,

ING BANK N.V., DUBLIN BRANCH

and

PNC BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

i

v

FIVE-YEAR REVOLVING CREDIT AGREEMENT, dated as of April 14, 2015 (as amended from time to time, the “Agreement”), is made by and among V.F. CORPORATION, a Pennsylvania corporation having its principal place of business in Greensboro, North Carolina (the “Company”); VF INVESTMENTS S.À R.L., a Subsidiary organized in Luxembourg (“VF Investments”); VF ENTERPRISES S.À R.L., a Subsidiary organized in Luxembourg (“VF Enterprises”); VF EUROPE B.V.B.A., a Subsidiary organized in Belgium (“VF Europe”); VF INTERNATIONAL SAGL, a Subsidiary organized in Switzerland (“VF International”); each LENDER from time to time party hereto; and JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as Administrative Agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 9.06, the “Administrative Agent”);

WITNESSETH:

WHEREAS the Borrowers have requested that the Lenders make available to the Borrowers multi-currency revolving credit facilities of up to US$1,750,000,000 (which may be increased to US$2,250,000,000), the proceeds of which are to be used for general corporate purposes including, without limitation, acquisitions, repurchases of outstanding shares of the Company’s common stock and other lawful corporate purposes, a letter of credit facility of up to US$50,000,000, and a swing line facility of up to US$100,000,000; and

WHEREAS the Lenders are willing to make such revolving credit facilities available to the Borrowers upon the terms and conditions set forth herein;

NOW, THEREFORE, the Borrowers, the Lenders, the L/C Issuers and the Administrative Agent hereby agree as follows:

ARTICLE I

Definitions and Terms

SECTION 1.01. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning specified in Section 2.08(d).

“Acquisition” means the acquisition of an equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into such equity interest, made with the intent to hold such equity interest as a strategic investment and not for speculative purposes.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning specified in the preamble hereto. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMCB through which JPMCB shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Global Tranche Revolving Credit Exposure” means the sum of the Global Tranche Revolving Credit Exposures of all the Global Tranche Lenders; provided, that for purposes of this definition, in determining the Global Tranche Revolving Credit Exposure of any Swing Line Lender, the Global Tranche Swing Line Exposure of such Swing Line Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Global Tranche Swing Line Loans.

“Aggregate Revolving Credit Exposure” means the sum of the Aggregate Global Tranche Revolving Credit Exposure and the Aggregate US Tranche Revolving Credit Exposure.

“Aggregate US Tranche Revolving Credit Exposure” means the sum of the US Tranche Revolving Credit Exposures of all the US Tranche Lenders; provided, that for purposes of this definition, in determining the US Tranche Revolving Credit Exposure of any Swing Line Lender, the US Tranche Swing Line Exposure of such Swing Line Lender shall be deemed to equal its US Tranche Percentage of all outstanding US Tranche Swing Line Loans.

“Agreement” means this Five-Year Revolving Credit Agreement, as the same may hereafter be modified, supplemented or amended from time to time.

“Alternate Base Rate” or “ABR” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day (but in no event less than zero) plus  1⁄2 of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be the applicable Screen Rate at the Specified Time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Currency” means Canadian Dollars, Euro, Sterling, Swiss Francs, Yen and any other currency (other than US Dollars) (a) that is freely transferable and convertible into US Dollars in the London market, (b) in which dealings in deposits are carried on in and in respect of which quotations are available in the London interbank market and (c) that has been approved at the request of the Company by the Administrative Agent, each Lender and each L/C Issuer as an Alternative Currency.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, as to any Lender, the office or offices described as such in such Lender’s Administrative Questionnaire, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company by written notice in accordance with the terms hereof as the office by which its Loans of each Class and Type are to be made and maintained.

“Applicable Rate” means, for any day with respect to any ABR Loan, LIBOR Loan, EURIBOR Loan or CDOR Loan or the Facility Fee, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, in each case based upon the ratings by S&P and Moody’s applicable on such date to the Index Debt:

Category	Ratings S&P / Moody’s		LIBO Rate/ EURIBORate/ CDO Rate	ABR Rate	Facility Fee Rate
1		AA- / Aa3	0.580%	0.000%	0.045%
2		A+ / A1	0.695%	0.000%	0.055%
3		A / A2	0.805%	0.000%	0.070%
4		A- / A3	0.910%	0.000%	0.090%
5	≤	BBB+ / Baa1	1.000%	0.000%	0.125%

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5, (ii) if the ratings established or deemed to have been established by

Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be the applicable rate per annum corresponding to the higher (or numerically lower) of such Categories unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that corresponding to the higher of the two ratings and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and U.S. Bank National Association in their capacities as joint-lead arrangers of the revolving credit facilities provided for herein.

“Assignment and Assumption” shall mean an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 11.01.

“Authorized Representative” means any of the Chairman of the Board, President, Vice President-Treasurer, or any other Vice President of the Company, or any other Person expressly designated by the written authorization of any of the foregoing as an Authorized Representative.

“Availability Period” means the period from and including the Closing Date to but excluding the Termination Date.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it; provided that a Bankruptcy Event shall not result solely by virtue of (a) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or (b) in the case of a solvent Lender organized under the laws of The Netherlands, the precautionary appointment of a receiver, conservator, trustee administrator, guardian or other similar official by a Governmental Authority or instrumentality thereof, under or based on the law of the country where such Lender is subject to home jurisdiction supervision, if applicable law requires that such appointment not be publicly disclosed, provided, further, in each such case, that such ownership interest or such action, as applicable, does not result in or provide such Person with immunity from the jurisdiction of courts or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality or such administrator, guardian, conservator or other similar official) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board” means the Board of Governors of the Federal Reserve System (or any successor body).

“Borrowers” means the Company and each of the Borrowing Subsidiaries.

“Borrowing” means (a) Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of LIBOR, EURIBOR or CDOR Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euros, €5,000,000, (c) in the case of a Borrowing denominated in Yen, ¥500,000,000, (d) in the case of a Borrowing denominated in Sterling, £5,000,000, (e) in the case of a Borrowing denominated in Swiss Francs, CHF5,000,000, (f) in the case of a Borrowing denominated in Canadian Dollars, CAD$5,000,000 and (g) in the case of a Borrowing denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$5,000,000 or more.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euros, €1,000,000, (c) in the case of a Borrowing denominated in Yen, ¥100,000,000, (d) in the case of a Borrowing denominated in Sterling, £1,000,000, (e) in the case of a Borrowing denominated in Swiss Francs, CHF1,000,000, (f) in the case of a Borrowing denominated in Canadian Dollars, CAD$1,000,000 and (g) in the case of a Borrowing denominated in any other Alternative Currency, 1,000,000 units of such currency.

“Borrowing Notice” means the notice delivered by an Authorized Representative in connection with a Borrowing of Revolving Loans or a Swing Line Loan, in the form of Exhibit C hereto.

“Borrowing Subsidiary” means VF Investments, VF Enterprises, VF Europe, VF International and, at any time, each other Subsidiary that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.14 and that has not ceased to be a Borrowing Subsidiary as provided in such Section as of such time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan in any currency, a EURIBOR Loan or a Swing Line Loan denominated in Euro, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market, (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro, (c) when used in connection with a CDOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits of Canadian Dollars in the Toronto interbank market and any day on which banks are not open for dealings in deposits in Canadian Dollars in the London interbank market and, (d) when used in connection with a Loan to any Borrower organized in a jurisdiction other than the United States of America or England, the term “Business Day” shall also exclude any day on which commercial banks in the jurisdiction of organization of such Borrower are authorized or required by law to remain closed, and (e) when used in connection with a Swing Line Loan denominated in Euro, the term “Business Day” shall include day that would be a Business Day under the foregoing provisions of this definition but for the fact that commercial banks in New York City are authorized or required by law to remain closed on such day.

“Canadian Dollars” or “CAD$” means the lawful currency of Canada.

“Capital Leases” means all leases which have been capitalized in accordance with GAAP as in effect from time to time.

“CDOR”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the CDO Rate.

“CDO Rate” means, with respect to any CDOR Loan for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“Change of Control” means, at any time:

(a) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than the Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act ), of 35% or more of the outstanding shares of Voting Securities of the Company;

(b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clauses (i) and (ii).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any applicable law, rule, or regulation, (b) any change in any applicable law, rule, or regulation or in the interpretation or administration thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claims” has the meaning specified in Section 2.13(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Tranche Revolving Loans, US Tranche Revolving Loans or Swing Line Loans, (b) any Letter of Credit, L/C Disbursement or L/C Exposure, refers to whether such Letter of Credit, L/C Disbursement or L/C Exposure is a US Tranche Letter of Credit, L/C Disbursement or L/C Exposure or a Global Tranche Letter of Credit, L/C Disbursement or L/C Exposure, (c) any Commitment, refers to whether such Commitment is a US Tranche Commitment or a Global Tranche Commitment, (d) any Revolving Credit Exposure, L/C Exposure or Swing Line Exposure, refers to whether such Revolving Credit Exposure, L/C Exposure or Swing Line Exposure is a Global Tranche Revolving Credit Exposure, L/C Exposure or Swing Line Exposure or a US Tranche Revolving Credit Exposure, L/C Exposure or Swing Line Exposure and (e) any Lenders, refers to whether such Lenders are Global Tranche Lenders or US Tranche Lenders.

“Closing Date” means the date as of which this Agreement is executed by the parties hereto and on which the conditions set forth in Section 4.01 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Commitments” means the Global Tranche Commitments and the US Tranche Commitments. The aggregate amount of the Commitments as of the Closing Date is US$1,750,000,000.

“Company” has the meaning specified in the preamble hereto.

“Company Materials” has the meaning specified in Section 6.01.

“Connection Taxes” means taxes imposed on or measured by net income (however denominated), franchise taxes, branch profits taxes, and withholding taxes, and all liabilities with respect thereto, in each case, that are imposed by reason of any present or former connection between a Lender or an Agent and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any other Loan Document or any transaction contemplated hereby.

“Consistent Basis” in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Company referred to in Section 5.04 (except for those changes concurred in by the Company’s independent public accountants).

“Consolidated Capitalization” means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Indebtedness plus Consolidated Net Worth.

“Consolidated Indebtedness” means, as of any date on which the amount thereof is to be determined, all Funded Indebtedness of the Company and its Subsidiaries, all determined on a consolidated basis.

“Consolidated Net Worth” means, as of any date on which the amount thereof is to be determined, the consolidated stockholders’ equity of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.16.

“Default” means any event or condition which, with the giving or receipt of notice or lapse of time or both, unless cured or waived, would constitute an Event of Default hereunder.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) to pay to the Administrative Agent, any L/C Issuer or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default or

Event of Default) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default or Event of Default) to funding a Loan cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent of such certification in form and substance reasonably satisfactory to it, or (d) has become, or has a Lender Parent that has become, the subject of a Bankruptcy Event.

“Domestic Subsidiary” means a Subsidiary that is incorporated or organized in the United States of America or any state or other political subdivision, territory or possession thereof.

“Eligible Assignee” has the meaning specified in Section 11.01(h).

“EMU Legislation” means (a) the Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions or environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Group” means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“EU Savings Directive” means the Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments and the agreements signed by Luxembourg with associated and dependent territories of certain European member countries, as implemented in Luxembourg by the laws of June 21, 2005 and December 23, 2005.

“EURIBO Rate” means, with respect to any EURIBOR Loan for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day; provided that, in the event that such Screen Rate is not available at such time, then the “EURIBO Rate” shall be the arithmetic mean (rounded up to four decimal places) of the rates quoted by two or more reference banks selected by the Administrative Agent in consultation with the Company to leading banks in the Banking Federation of the European Union for the offering of deposits in Euro and for a period comparable to such Interest Period as of such Specified Time on such Quotation Day; provided further that if such arithmetic mean of the rates quoted by such reference banks would be less than zero, the “EURIBO Rate” shall for all purposes of this Agreement be zero. It is understood and agreed that the Administrative Agent will not disclose to any party hereto other than the Company (which agrees not to disclose to any other Person) (a) the rates quoted by the individual reference banks or (b) if one or more of the reference banks shall not have quoted a rate, the fact that the EURIBO Rate is being determined on the basis of rates quoted by fewer than all the reference banks.

“EURIBOR”, when used in reference to any Loan or Borrowing denominated in Euro (other than a Swing Line Loan), refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the EURIBO Rate and, when used in reference to any Swing Line Loan denominated in Euro, refers to whether such Swing Line Loan shall bear interest at a rate determined by reference to the Euro Swing Line Rate.

“Euro” or “€” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Swing Line Rate” means, with respect to any Swing Line Loan denominated in Euro for any day, the rate at which Euro deposits in amounts approximately equal to the principal amount of such Swing Line Loan for periods of one day are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at the time the Administrative Agent determines such rate on such day (but in no event less than zero).

“Eurocurrency Rate Loan” means a LIBOR Loan or a EURIBOR Loan.

“Event of Default” means any of the occurrences set forth as such in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as set forth on the applicable Reuters World Currency Page. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the primary market where its foreign currency exchange operations in respect of such currency are then being conducted, at or as near as practicable to such time of determination, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any commercially reasonable method it deems appropriate to determine such rate.

“Existing Credit Agreement” means the Credit Agreement dated as of December 8, 2011, among the Company, VF Investments, VF Enterprises, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Existing Letter of Credit” means each letter of credit identified on Schedule 2.05.

“Extending Lender” has the meaning specified in Section 2.16.

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.16.

“Extension Offer” has the meaning set forth in Section 2.16.

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents effected in connection with an Extension Offer pursuant to Section 2.16, providing for a one year extension of the Stated Termination Date applicable to the Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, if the parties to such amendment shall so agree, (a) a change in the rate of interest accruing on such Extended Loans, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, (c) an addition of any affirmative or negative covenants applicable to the Company and its Subsidiaries; provided that any such additional covenant with which the Company and its Subsidiaries shall be required to comply for the benefit of the Extending Lenders shall also be for the benefit of all other Lenders and/or (d) any other amendment to this Agreement or the other Loan Documents to the extent such amendment would otherwise be permitted pursuant to, and is adopted in accordance with the consent requirements of, Section 11.06 and such amendment and the related Extension Agreement comply with Section 2.16(b).

“Extension Request Class” has the meaning set forth in Section 2.16.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements between the United States and another country that modify the provisions of the foregoing.

“Facility Fee” has the meaning specified in Section 2.11(a).

“Facility Termination Date” means the date on which all of the following shall have occurred: (a) all of the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or shall have been terminated, except for such issued and undrawn Letters of Credit that, with the consent of the applicable L/C Issuer, have been fully cash collateralized in a manner consistent with that set forth in Section 8.01(ii), and all L/C Disbursements shall have been reimbursed and (b) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrowers that may be owing to the Credit Parties or any of the other Indemnified Parties pursuant to the Loan Documents and expressly survive termination of this Agreement);

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Funded Indebtedness” means with respect to any Person, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations under Capital Leases, (c) the deferred purchase price of any property or services that are in the nature of money borrowed, and (d) indebtedness evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including non-

contingent, past-due obligations under reimbursement agreements and conditional sales or similar title retention agreements), other than (i) trade payables and accrued expenses incurred in the ordinary course of business, and (ii) indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP.

“GAAP” or “Generally Accepted Accounting Principles” means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

“Global Tranche Borrower” means (a) the Company, (b) VF Investments, (c) VF Enterprises, (d) VF Europe, (e) VF International and (f) any Borrowing Subsidiary that has been designated by the Administrative Agent as a Global Tranche Borrower at the request of the Company and with the consent of each Global Tranche Lender.

“Global Tranche Commitment” means, with respect to each Global Tranche Lender, the commitment of such Global Tranche Lender to make Global Tranche Revolving Loans pursuant to Section 2.01(a) and to acquire participations in Global Tranche Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Global Tranche Lender’s Global Tranche Revolving Credit Exposure, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Global Tranche Lender pursuant to Section 11.01. The initial amount of each Global Tranche Lender’s Global Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Global Tranche Lender shall have assumed its Global Tranche Commitment, as the case may be. The aggregate amount of Global Tranche Commitments on the Closing Date is US$1,750,000,000.

“Global Tranche L/C Disbursement” means an L/C Disbursement in respect of a Global Tranche Letter of Credit.

“Global Tranche L/C Exposure” means, at any time, the sum of (a) the US Dollar Equivalents of the undrawn amounts of all outstanding Global Tranche Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Global Tranche L/C Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Global Tranche L/C Exposure of any Lender at any time shall be its Global Tranche Percentage of the aggregate Global Tranche L/C Exposure at such time. For purposes of determining the Global Tranche L/C Exposure at any time, the amount of any Global Tranche Letter of Credit that, by its terms or the terms of any letter of credit application related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Global Tranche Lender” means a Lender with a Global Tranche Commitment or a Global Tranche Revolving Credit Exposure.

“Global Tranche Lending Office” means, with respect to any Global Tranche Lender, such office(s) as such Lender (or any Affiliate of such Lender) shall have specified from time to time as its “Global Tranche Lending Office(s)” by notice to the Company and the Administrative Agent. A Global Tranche Lender may designate different Global Tranche Lending Offices for Loans to Global Tranche Borrowers in different jurisdictions.

“Global Tranche Letter of Credit” means a Letter of Credit designated as such by the Company in accordance with Section 2.05(b). Global Tranche Letters of Credit may be issued in US Dollars or in any Alternative Currency.

“Global Tranche Percentage” means, with respect to any Global Tranche Lender at any time, the percentage of the aggregate Global Tranche Commitments represented by such Global Tranche Lender’s Global Tranche Commitment at such time; provided that in the case of Section 2.15 when a Defaulting Lender shall exist, “Global Tranche Percentage” shall mean the percentage of the total Global Tranche Commitments (disregarding any Defaulting Lender’s Global Tranche Commitment) represented by such Lender’s Global Tranche Commitment. If the Global Tranche Commitments have expired or been terminated, the Global Tranche Percentages shall be determined on the basis of the Global Tranche Commitments most recently in effect, giving effect to any assignments.

“Global Tranche Revolving Credit Exposure” means, with respect to any Global Tranche Lender at any time, the sum of (a) the aggregate amount of the US Dollar Equivalents of such Global Tranche Lender’s outstanding Global Tranche Revolving Loans, (b) such Global Tranche Lender’s Global Tranche L/C Exposure and (c) such Global Tranche Lender’s Global Tranche Swing Line Exposure.

“Global Tranche Revolving Loans” means Loans made by the Global Tranche Lenders pursuant to Section 2.01(a). Each Global Tranche Revolving Loan denominated in US Dollars shall be a LIBOR Loan or an ABR Loan. Each Global Tranche Revolving Loan denominated in Euros shall be a EURIBOR Loan. Each Global Tranche Revolving Loan denominated in Canadian Dollars shall be a CDOR Loan. Each Global Tranche Revolving Loan denominated in an Alternative Currency other than Euros or Canadian Dollars shall be a LIBOR Loan.

“Global Tranche Swing Line Exposure” means, at any time, the aggregate outstanding amount of all Global Tranche Swing Line Loans at such time. The Global Tranche Swing Line Exposure of any Lender at any time shall be the sum of (a) its Global Tranche Percentage of the aggregate principal amount of all Global Tranche Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Global Tranche Swing Line Loans made by it and outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Global Tranche Swing Line Loans), adjusted to give effect to any reallocation under Section 2.15 of the Global Tranche Swing Line Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Global Tranche Swing Line Loans made by such Lender and outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Global Tranche Swing Line Loans.

“Global Tranche Swing Line Loan” means a Swing Line Loan designated as such by the Company in accordance with Section 2.04(b).

“Governmental Authority” means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America, or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) and the purpose of such contracts is to provide credit support in the nature of a guaranty or (b) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Increasing Lenders” has the meaning specified in Section 2.08(d).

“Indebtedness” means as to any Person, without duplication, (a) all Funded Indebtedness of such Person, (b) all Funded Indebtedness of any other Person secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, other than indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP, and (c) all Funded Indebtedness of third parties Guaranteed by such Person.

“Indemnified Liabilities” has the meaning specified in Section 11.09.

“Indemnified Party” has the meaning specified in Section 11.09.

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning specified in Section 11.13.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swing Line Loan), the last day of each March, June, September and December, (b) with respect to any LIBOR, EURIBOR or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR, EURIBOR or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that shall occur at an interval of three months’ duration after the first day of such Interest Period and (c) with respect to any Swing Line Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any LIBOR, EURIBOR or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on (i) the day that is one week thereafter, if quotations are available for deposits of such duration, or (ii) the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, twelve months thereafter), in each case as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR, EURIBOR or CDOR Borrowing with an Interest Period of one week, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period (other than any LIBOR, EURIBOR or CDOR Borrowing with an Interest Period of one week) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any LIBOR, EURIBOR or CDOR Loan, in each case for any Interest Period, the rate per annum that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of the Specified Time on the Quotation Day.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit of any Class.

“L/C Exposure” means, at any time, the sum of the Global Tranche L/C Exposure and the US Tranche L/C Exposure at such time. The L/C Exposure of any Lender at any time shall be the sum of such Lender’s Global Tranche L/C Exposure and US Tranche L/C Exposure.

“L/C Fronting Fee” has the meaning specified in Section 2.11(b).

“L/C Issuer” means JPMCB, Bank of America, N.A., Wells Fargo Bank, N.A., U.S. Bank National Association and such other Lenders as may become L/C Issuers hereunder from time to time by entering into L/C Issuer Agreements with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and the successors of any such person in such capacity as provided in Section 2.05(i). Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Issuer Agreement” means an L/C Issuer Agreement between an L/C Issuer, the Administrative Agent and the Company substantially in the form of Exhibit D.

“L/C Issuer Fee” has the meaning specified in Section 2.11(b).

“L/C Participation Fee” has the meaning specified in Section 2.11(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01, any other Person that shall have become a Lender pursuant to an Assignment and Assumption or Section 2.08(d), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swing Line Lender. For all purposes of Article III, the term “Lender” includes each L/C Issuer.

“Letter of Credit” means a US Tranche Letter of Credit or a Global Tranche Letter of Credit, including the Existing Letters of Credit.

“LIBO Rate” means, with respect to any LIBOR Loan denominated in any currency for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day; provided that, in the event that such Screen Rate is not available at such time, then the “LIBO Rate” shall be the arithmetic mean (rounded up to four decimal places) of the rates quoted by two or more reference banks selected by the Administrative Agent in consultation with the Company to leading banks in the London interbank market for the offering of deposits in such currency and for a period comparable to such Interest Period as of such Specified Time on such Quotation Day; provided further that if such arithmetic mean of the rates quoted by such reference banks would be less than zero, the LIBO Rate shall for all purposes of this Agreement be zero. It is understood and agreed that the Administrative Agent will not disclose to any party hereto other than the Company (which agrees not to disclose to any other Person) (a) the rates quoted by the individual reference banks or (b) if one or more of the reference banks shall not have quoted a rate, the fact that the LIBO Rate is being determined on the basis of rates quoted by fewer than all the reference banks.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the LIBO Rate or the Adjusted LIBO Rate.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Company and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Accession Agreement, each Extension Agreement, the Notes and the Letters of Credit.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to any Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, (b) with respect to a Loan or Borrowing denominated in Canadian Dollars, Toronto time and (c) with respect to any Loan or Borrowing denominated in any other currency, London time.

“Margin Stock” shall have the meaning specified for such term in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to pay or perform its material obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due and payable in accordance with the terms thereof, or (c) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of US$100,000,000.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means at any time an employee benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making, or is accruing an obligation to make, contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

“Obligations” means the obligations, liabilities and Indebtedness of the Company and each other Borrower with respect to (i) the principal on the Loans and reimbursement obligations in respect of the Letters of Credit, and interest thereon, and (ii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers to the Lenders, the L/C Issuers or the Administrative Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans or Letters of Credit.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Other Taxes” has the meaning specified in Section 3.05(b).

“Participant” has the meaning specified in Section 11.01(d).

“Participant Register” has the meaning specified in Section 11.01(g).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning specified in Section 11.14(c).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (i)

is sponsored, maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning specified in Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public Lender” has the meaning specified in Section 6.01.

“Quotation Day” means, in respect of (a) the determination of the LIBO Rate for any Interest Period for Loans in US Dollars or in any Alternative Currency (other than Sterling), the day that is two Business Days prior to the first day of such Interest Period; (b) any Interest Period for Loans in Euro, the day which is two Target Operating Days prior to the first day of such Interest Period; and (c) any Interest Period for Loans in Sterling or Canadian Dollars, the first day of such Interest Period; in each case unless market practice changes for loans in the applicable currency priced by reference to rates quoted in the relevant interbank market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent (in consultation with the Company) in accordance with market practice for such loans priced by reference to rates quoted in the relevant interbank market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the relevant interbank market on more than one day, the Quotation Day shall be the last of those days).

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required pursuant to the terms of the Original Indebtedness to become) an obligor in respect of such Original Indebtedness; and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning specified in Section 11.01(c).

“Regulation D” means Regulation D of the Board as the same may be amended or supplemented from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the Aggregate Revolving Credit Exposure and unused Commitments at such time; provided, that for purposes of this definition, (a) in determining the Global Tranche Revolving Credit Exposure of any Swing Line Lender, the Global Tranche Swing Line Exposure of such Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Global Tranche Swing Line Loans, (b) in determining the US Tranche Revolving Credit Exposure of any Swing Line Lender, the US Tranche Swing Line Exposure of such Lender shall be deemed to equal its US Tranche Percentage of all outstanding US Tranche Swing Line Loans and (c) the unused Commitments of any such Lender shall be determined in a manner consistent with the preceding clauses (a) and (b).

“Revolving Credit Exposure” means a Global Tranche Revolving Credit Exposure or a US Tranche Revolving Credit Exposure.

“Revolving Loan” means a Global Tranche Revolving Loan or a US Tranche Revolving Loan, as applicable.

“S&P” means Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of comprehensive territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council or the European Union or any European Union member state to whose jurisdiction the Company or any Subsidiary of the Company is subject, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any Person or Persons described in the foregoing clauses (a) and/or, to the knowledge of the Borrowers, (b).

“Sanctions” economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union, any European Union member state to whose jurisdiction the Company or any Subsidiary of the Company is subject or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) and (c) in respect of the CDO Rate for any Interest Period, the average rate for bankers acceptances with a tenor equal to the Interest Period as displayed on the Reuters screen page that displays such rate (currently CDOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“Significant Subsidiary” means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Company (by notice to the Administrative Agent, which may be amended from time to time, which notices shall be made available by the Administrative Agent to the Lenders upon request) as nonmaterial and which, if aggregated and considered as a single Subsidiary, would not meet the definition of “significant subsidiary” in Regulation S-X of the Securities and Exchange Commission.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time and (c) with respect to the CDO Rate, 10:15 a.m. Toronto time.

“Stated Termination Date” means April 14, 2020, subject to the extension thereof pursuant to Section 2.16; provided, however that the Stated Termination Date for any Lender that is a Declining Lender in respect of any requested extension pursuant to Section 2.16 shall be the Stated Termination Date in effect immediately prior to the effective date of the applicable Extension Permitted Amendment for all purposes of this Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Adjusted LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subsidiary” means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Company and/or by one or more of the Company’s Subsidiaries.

“Swing Line Agreement” means an instrument executed by the Company, a Lender and the Administrative Agent under which such Lender agrees to serve as a Swing Line Lender.

“Swing Line Commitment” means, with respect to each Swing Line Lender, the commitment of such Swing Line Lender to make Swing Line Loans pursuant to Section 2.04, expressed as an amount representing the maximum aggregate amount of the US Dollar Equivalents of such Swing Line Lender’s outstanding Swing Line Loans hereunder. The initial amount of each Swing Line Lender’s Swing Line Commitment is set forth on Schedule 2.04 or in its Swing Line Agreement. The aggregate amount of the Swing Line Commitments on the date hereof is US$100,000,000.

“Swing Line Exposure” means, as to any Swing Line Lender at any time, at any time, the sum of such Swing Line Lender’s Global Tranche Swing Line Exposure and its US Tranche Swing Line Exposure at such time.

“Swing Line Lender” means each of JPMCB in its capacity as a lender of Swing Line Loans pursuant to Section 2.04, and any other Lender that shall have agreed to serve in such capacity pursuant to a Swing Line Agreement. Any Swing Line Lender may perform any of its obligations in its capacity as such through one or more of its Affiliates.

“Swing Line Loan” means a Loan made pursuant to Section 2.04.

“Swiss Francs” or “CHF” means the lawful currency of Switzerland.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).

“Target Operating Day” means any day on which banks in London are open for general banking business and is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the TARGET is not operating (as determined by the Administrative Agent).

“Taxes” shall have the meaning assigned to such term in Section 3.05(a).

“Termination Date” means, as to any Lender, the earliest of (i) the Stated Termination Date applicable to such Lender, (ii) the date of termination of the Lenders’ obligations pursuant to Section 9.01 upon the occurrence of an Event of Default, or (iii) the date the Company voluntarily and permanently terminates the Commitments in accordance with Section 2.08.

“Transactions” means the execution, delivery and performance by the Company and each Borrowing Subsidiary of each Loan Document to which it is to be a party, the borrowing of the Loans and the issuance of the Letters of Credit.

“Trust” means the respective trusts established under those certain deeds of trust dated August 21, 1951, made by John E. Barbey and under the will of John E. Barbey, deceased.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, LIBO Rate, EURIBO Rate, the CDOR, the Euro Swing Line Rate or the Alternate Base Rate.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a Domestic Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Tranche Borrower” means (a) the Company and (b) any US Borrowing Subsidiary that has been designated as a US Tranche Borrower pursuant to Section 2.14.

“US Tranche Commitment” means, with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Revolving Loans pursuant to Section 2.01(b) and to acquire participations in US Tranche Letters of Credit and US Tranche Swing Line Loans hereunder, expressed as an amount representing such US Tranche Lender’s maximum US Tranche Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such US Tranche Lender pursuant to Section 11.01. The initial amount of each US Tranche Lender’s US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such US Tranche Lender shall have assumed its US Tranche Commitment, as the case may be. The aggregate amount of US Tranche Commitments on the Closing Date is US$0.

“US Tranche L/C Disbursement” means an L/C Disbursement in respect of a US Tranche Letter of Credit.

“US Tranche L/C Exposure” means, at any time, the sum of (a) the US Dollar Equivalents of the undrawn amounts of all outstanding US Tranche Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all US Tranche L/C Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The US Tranche L/C Exposure of any Lender at any time shall be its US Tranche Percentage of the aggregate US Tranche L/C Exposure at such time. For purposes of determining the US Tranche L/C Exposure at any time, the amount of any US Tranche Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“US Tranche Lender” means a Lender with a US Tranche Commitment or a US Tranche Revolving Credit Exposure.

“US Tranche Lending Office” means, with respect to any US Tranche Lender, such office(s) as such Lender (or any Affiliate of such Lender) shall have specified from time to time as its “US Tranche Lending Office(s)” by notice to the Company and the Administrative Agent.

“US Tranche Letter of Credit” means a Letter of Credit designated as such by the Company in accordance with Section 2.05(b). US Tranche Letters of Credit may be issued in US Dollars or in any Alternative Currency.

“US Tranche Percentage” means, with respect to any US Tranche Lender at any time, the percentage of the aggregate US Tranche Commitments represented by such US Tranche Lender’s US Tranche Commitment at such time; provided that in the case of Section 2.15 when a Defaulting Lender shall exist, “US Tranche Percentage” shall mean the percentage of the total US Tranche Commitments (disregarding any Defaulting Lender’s US Tranche Commitment) represented by such Lender’s US Tranche Commitment. If the US Tranche Commitments have expired or been terminated, the US Tranche Percentages shall be determined on the basis of the US Tranche Commitments most recently in effect, giving effect to any assignments.

“US Tranche Revolving Credit Exposure” means, with respect to any US Tranche Lender at any time, the sum of (a) the aggregate amount of the US Dollar Equivalents of such US Tranche Lender’s outstanding US Tranche Revolving Loans, (b) such US Tranche Lender’s US Tranche L/C Exposure and (c) such US Tranche Lender’s US Tranche Swing Line Exposure.

“US Tranche Revolving Loans” means Loans made by the US Tranche Lenders pursuant to Section 2.01(b). Each US Tranche Revolving Loan denominated in US Dollars shall be a LIBOR Loan or an ABR Loan. Each US Tranche Revolving Loan denominated in Euros shall be a EURIBOR Loan. Each US Tranche Revolving Loan denominated in Canadian Dollars shall be a CDOR Loan. Each US Tranche Revolving Loan denominated in an Alternative Currency other than Euros and Canadian Dollars shall be a LIBOR Loan.

“US Tranche Swing Line Exposure” means, at any time, the aggregate outstanding amount of all US Tranche Swing Line Loans at such time. The US Tranche Swing Line Exposure of any Lender at any time shall be the sum of (a) its US Tranche Percentage of the aggregate principal amount of all US Tranche Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, US Tranche Swing Line Loans made by it and outstanding at such time to the extent that the other US Tranche Lenders shall not have funded their participations in such US Tranche Swing Line Loans), adjusted to give effect to any reallocation under Section 2.15 of the US Tranche Swing Line Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all US Tranche Swing Line Loans made by such Lender and outstanding at such time to the extent that the other US Tranche Lenders shall not have funded their participations in such US Tranche Swing Line Loans.

“US Tranche Swing Line Loan” means a Swing Line Loan designated as such by the Company in accordance with Section 2.04(b).

“VF Enterprises” has the meaning specified in the preamble hereto.

“VF Europe” has the meaning specified in the preamble hereto.

“VF International” has the meaning specified in the preamble hereto.

“VF Investments” has the meaning specified in the preamble hereto.

“Voting Securities” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and, in the case of any Subsidiary organized in a jurisdiction outside of the United States, shares not exceeding 5% of total shares) are at the time directly or indirectly owned by the Company.

“Yen” means the lawful currency of Japan.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Global Tranche Revolving Loan”) or by Type (e.g., a “LIBOR Revolving Loan”) or by Class and Type (e.g., a “Global Tranche LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Global Tranche Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “Global Tranche LIBOR Borrowing”).

SECTION 1.03. Rules of Interpretation. (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms, and shall be interpreted in accordance with, GAAP applied on a Consistent Basis; provided that, (i) if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders and (ii) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 842) issued May 16, 2013, or any successor proposal. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all, computations of amounts and ratios referred to herein shall be made (A) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value” as defined therein and (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(c) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

(d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(e) When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(f) References to “including” mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(g) Except as otherwise expressly provided, all references herein to times of day shall be references to US Eastern time (daylight or standard, as applicable).

(h) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as “%”, such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

(i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

(j) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(k) Unless the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

(l) Unless the context otherwise requires, any definition of or reference to any statute, rule or regulation shall be construed as referring hereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

(m) Unless the context otherwise requires, any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

SECTION 1.04. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars (a) as of the date of the commencement of the initial Interest Period therefor (or, in the case of a Swing Line Loan, as of the date on which such Swing Line Loan is made) and (b) as of the earlier of (i) the last Business Day of each subsequent calendar quarter and (ii) the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for such currency in relation to US Dollars in effect on the date that is three Business Days prior to the date on which such calculation shall be made, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than US Dollars as of the date such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for such currency in relation to US Dollars in effect on the date that is three Business Days prior to the date on which such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of such subsequent calendar quarter, as the case may be, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing or Letter of Credit.

SECTION 1.05. Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any LIBOR Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Global Tranche Commitments. Subject to the terms and conditions set forth herein, each Global Tranche Lender agrees to make Global Tranche Revolving Loans (i) denominated in US Dollars to the Company or any Borrowing Subsidiary that is a Domestic Subsidiary and (ii) denominated in Alternative Currencies to the Company or any Borrowing Subsidiary that is a Foreign Subsidiary, from time to time during the Availability Period in principal amounts at any time outstanding that will not (after giving effect to any prepayment of any Global Tranche Borrowing made with the proceeds of such Loans on the same Business Day) result in (i) the Aggregate Global Tranche Revolving Credit Exposure exceeding the aggregate Global Tranche Commitments, (ii) the Global Tranche Revolving Credit Exposure of any Global Tranche Lender exceeding its Global Tranche Commitment or (iii) the Aggregate Revolving Credit Exposure exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Global Tranche Borrowers may borrow, prepay and reborrow Global Tranche Revolving Loans.

(b) US Tranche Commitments. Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans denominated in US Dollars or Alternative Currencies to the US Tranche Borrowers from time to time during the Availability Period in principal amounts at any time outstanding that will not (after giving effect to any prepayment of any US Tranche Borrowing made with the proceeds of such Loans on the same Business Day) result in (i) the Aggregate US Tranche Revolving Credit Exposure exceeding the aggregate US Tranche Commitments, (ii) the US Tranche Revolving Credit Exposure of any US Tranche Lender exceeding its US Tranche Commitment or (iii) the Aggregate Revolving Credit Exposure exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Tranche Borrowers may borrow, prepay and reborrow US Tranche Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Global Tranche Revolving Loan shall be made as part of a Global Tranche Borrowing consisting of Global Tranche Revolving Loans of the same Type and currency made by the Global Tranche Lenders ratably in accordance with their respective Global Tranche Commitments. Each US Tranche Revolving Loan shall be made as part of a US Tranche Borrowing consisting of US Tranche Revolving Loans of the same Type and currency made by the US Tranche Lenders ratably in accordance with their respective US Tranche Commitments. Each Swing Line Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Sections 3.02 and 3.03, (i) each Borrowing denominated in US Dollars (other than a Swing Line Loan) shall be comprised entirely of (A) Adjusted LIBOR Loans or (B) ABR Loans, (ii) each Borrowing denominated in any Alternative Currency other than Euros or Canadian Dollars shall be comprised entirely of LIBOR Loans, (iii) each Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans, (iv) each Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans and (v) each Swing Line Loan denominated in US Dollars shall be an ABR Loan. Each Lender at its option may make any Loan and each L/C Issuer at its option may issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Lender or L/C Issuer to make such Loan or issue such Letter of Credit, as applicable; provided that any exercise of such option (x) shall not affect the obligation of the applicable Borrower to repay such Loan or any applicable L/C Disbursement in accordance with the terms of this Agreement and (y) shall be subject to Section 3.06.

(c) At the commencement of each Interest Period for any LIBOR, EURIBOR or CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each ABR Borrowing (other than a Swing Line Loan) is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. Each Swing Line Loan denominated in US Dollars shall be in an amount that is an integral multiple of US$100,000 and not less than US$500,000. Each Swing Line Loan denominated in Euro shall be in an amount that is an integral multiple of €$100,000 and not less than €$500,000. Notwithstanding the foregoing, an ABR Borrowing (including a Swing Line Loan denominated in US Dollars) of any Class may be in an aggregate amount that is equal to the entire unused balance of the Commitments of such Class or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 LIBOR, EURIBOR and CDOR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Termination Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing for any Borrower, the Company shall notify the Administrative Agent of such request (a) in the case of a LIBOR, EURIBOR or CDOR Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such notice shall be given by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy of a written Borrowing Notice signed by an Authorized Representative or, in the case of a Borrowing denominated in US Dollars, by telephone (which telephonic notice shall be irrevocable) confirmed promptly by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy of a written Borrowing Notice signed by an Authorized Representative. Each such telephonic and written Borrowing Notice shall specify the following information in compliance with Section 2.02:

(i) the applicable Borrower in respect of such Borrowing;

(ii) whether such Borrowing is to be a US Tranche Borrowing or a Global Tranche Borrowing;

(iii) the Type of such Borrowing;

(iv) the currency and the principal amount of such Borrowing;

(v) the date of such Borrowing, which shall be a Business Day;

(vi) in the case of a LIBOR, EURIBOR or CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a); and

(viii) in the case of a Borrowing by a Foreign Borrowing Subsidiary, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be denominated in US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in US Dollars, a EURIBOR Borrowing if denominated in Euros, a CDOR Borrowing if denominated in Canadian Dollars or a LIBOR Borrowing if denominated in an Alternative Currency other than Euro or Canadian Dollars. If no election is specified as to the Class of a Borrowing with respect to which the applicable Borrower is both a US Tranche Borrower and a Global Tranche Borrower, then the requested Borrowing shall be a US Tranche Borrowing (to the extent unused US Tranche Commitments are available in the amount of such Borrowing) and otherwise a Global Tranche Borrowing. If no Interest Period is specified with respect to any requested LIBOR, EURIBOR or CDOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section (but in any event, if received not later than 3:00 p.m., Local Time, on the same Business Day such Borrowing Notice is received by the Administrative Agent), the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swing Line Loans. (a) Subject to the terms and conditions set forth herein, each Swing Line Lender agrees to make Global Tranche Swing Line Loans and US Tranche Swing Line Loans (i) denominated in US Dollars to the Company or any Borrowing Subsidiary that is a Domestic Subsidiary, and (ii) denominated in Euro to the Company or any Borrowing Subsidiary, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (A) the sum of the US Dollar Equivalents of the outstanding Swing Line Loans exceeding the aggregate Swing Line Commitment, (B) the sum of the US Dollar Equivalents of the outstanding Swing Line Loans made by any Swing Line Lender exceeding its Swing Line Commitment, (C) the Aggregate Global Tranche Revolving Credit Exposure exceeding the aggregate Global Tranche Commitments, (D) the Global Tranche Revolving Credit Exposure of any Lender (including a Swing Line Lender) exceeding its Global Tranche Commitment, (E) the Aggregate US Tranche Revolving Credit Exposure exceeding the aggregate US Tranche Commitments or (F) the US Tranche Revolving Credit Exposure of any Lender (including a Swing Line Lender) exceeding its US Tranche Commitment; provided that no Swing Line Lender shall be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Each Swing Line Loan will reduce availability under the applicable Class on a dollar-for-dollar basis, based on the US Dollar Equivalent of such Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the Borrowing Subsidiaries may borrow, prepay and reborrow Swing Line Loans. The failure of any Swing Line Lender to make any Swing Line Loan required to be made by it shall not relieve any other Swing Line Lender of its obligations hereunder; provided that the Swing Line Commitment of each Swing Line Lender is several and no Swing Line Lender shall be responsible for any other Swing Line Lender’s failure to make Swing Line Loans as required.

(b) To request a Swing Line Loan, the Company shall notify the Administrative Agent of such request by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy of a written request signed by an Authorized Representative or, in the case of a Swing Line Loan denominated in US Dollars, by telephone (confirmed by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy of a written request signed by an Authorized Representative), not later than 2:00 p.m., Local Time, on the day of such proposed Swing Line Loan. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the currency and amount of the requested Swing Line Loan (iii)

whether such Swing Line Loan is to be a Global Tranche Swing Line Loan or a US Tranche Swing Line Loan and (iv) the applicable Swing Line Lender(s) with respect to such Swing Line Loan. The Administrative Agent will promptly advise each applicable Swing Line Lender of any such notice received by it. Each applicable Swing Line Lender shall make its Swing Line Loan available to the Company by means of a credit to the general deposit account of the Company (or another account specified by the Company) with such Swing Line Lender (or, in the case of a Swing Line Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable L/C Issuer) by 3:00 p.m., Local Time, on the requested date of such Swing Line Loan.

(c) Each Swing Line Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day (i) require the Global Tranche Lenders to acquire participations on such Business Day in all or a portion of the Global Tranche Swing Line Loans outstanding and (ii) require the US Tranche Lenders to acquire participations on such Business Day in all or a portion of the US Tranche Swing Line Loans outstanding. Such notice shall specify the amounts and currencies of the Swing Line Loans in which the Global Tranche Lenders or US Tranche Lenders, as the case may be, will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Global Tranche Lender or US Tranche Lender, as the case may be, specifying in such notice such Lender’s Global Tranche Percentage or US Tranche Percentage of such Swing Line Loan or Loans. Each Lender of the applicable Class hereby unconditionally and irrevocably agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swing Line Lender, such Lender’s Global Tranche Percentage or US Tranche Percentage, as the case may be, of each such Swing Line Loan in the currency of such Loan. Each Lender acknowledges and agrees that, in making any Swing Line Loan, such Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations of the Company made in the applicable Borrowing Notice, unless, at least one Business Day prior to the time such Swing Line Loan was made, the Required Lenders shall have notified such Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(b) or 4.02(c) would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event such Swing Line Lender shall have received any such notice, it shall have no obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Lender of any Class further acknowledges and agrees that its obligation to acquire participations in Swing Line Loans of such Class pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the

Administrative Agent shall promptly pay to such Swing Line Lender the amounts so received by them from the applicable Lenders. The Administrative Agent shall notify the Company of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to such Swing Line Lender. Any amounts received by such Swing Line Lender from or on behalf of the Company in respect of a Swing Line Loan after receipt by such Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Lenders that shall have made their payments pursuant to this paragraph and to such Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company or any Borrowing Subsidiary for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Company or any Borrowing Subsidiary of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company (i) on behalf of itself or any other US Tranche Borrower, may request the issuance, amendment, renewal or extension of US Tranche Letters of Credit and (ii) on behalf of itself or any other Global Tranche Borrower, may request the issuance, amendment, renewal or extension of Global Tranche Letters of Credit, in each case for its own account, the account of the applicable Borrower or the account of any Subsidiary (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary that is not a Borrower), in a form reasonably acceptable to the Administrative Agent and the applicable L/C Issuer, at any time and from time to time during the Availability Period. Notwithstanding anything contained in any letter of credit application furnished to any L/C Issuer in connection with the issuance of any Letter of Credit, in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Existing Letters of Credit will, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), be deemed to have been issued hereunder on the Closing Date as Global Tranche Letters of Credit, and will, for all purposes of this Agreement, constitute Letters of Credit. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary that is not a Borrower as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of L/C Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of such a Subsidiary that shall be an account party in respect of any such Letter of Credit).

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. (i) To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Company shall hand deliver or telecopy (or transmit by e-mail a .pdf or similar electronic copy to the applicable L/C Issuer and the Administrative Agent (or, in the case of the L/C Issuer or the Administrative Agent, transmit by other electronic communication if arrangements for doing so have been approved by such L/C Issuer or the Administrative Agent)) (not later than 11:00 a.m., Local Time, at least two Business Days (or five Business Days for Letters of Credit denominated in an Alternative Currency), in advance of the requested date of issuance, amendment, renewal or extension or, in either case, such later time as the applicable L/C Issuer shall agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the Borrower on whose behalf such Letter of Credit is requested, the Class of such Letter of Credit, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars or in any Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable L/C Issuer to prepare, amend, renew or extend such Letter of Credit. If requested by such L/C Issuer, the applicable Borrower also shall submit a letter of credit application on such L/C Issuer’s standard form in connection with any request for a Letter of Credit.

(ii) A US Tranche Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (A) the L/C Exposure shall not exceed US$50,000,000, (B) the Aggregate US Tranche Revolving Credit Exposure shall not exceed the aggregate US Tranche Commitments, (C) the Aggregate Revolving Credit Exposure shall not exceed the aggregate Commitments and (D) no US Tranche Lender will have a US Tranche Revolving Credit Exposure greater than its US Tranche Commitment.

(iii) A Global Tranche Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, after giving effect to such issuance, amendment, renewal or extension, (A) the L/C Exposure shall not exceed US$50,000,000, (B) the Aggregate Global Tranche Credit Revolving Exposure shall not exceed the aggregate Global Tranche Commitments, (C) the Aggregate Revolving Credit Exposure shall not exceed the aggregate Commitments and (D) no Global Tranche Lender will have a Global Tranche Revolving Credit Exposure greater than its Global Tranche Commitment.

(iv) No L/C Issuer shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, (B) any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date and which such L/C Issuer in good faith deems material, (C) shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material or (D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally.

(c) Expiration Date. Each Letter of Credit will expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Stated Termination Date (giving effect to any extensions thereof pursuant to Section 2.16); provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Company and the applicable L/C Issuer pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such L/C Issuer to prevent any such renewal from occurring by giving notice to the beneficiary at least a specified time (as agreed upon by the Company and the applicable L/C Issuer) in advance of any such renewal.

(d) Participations. (i) By the issuance of a US Tranche Letter of Credit (or an amendment to a US Tranche Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable L/C Issuer or the US Tranche Lenders, such L/C Issuer hereby grants to each US Tranche Lender, and each US Tranche Lender hereby acquires from such L/C Issuer, a participation in such US Tranche Letter of Credit equal to such Lender’s US Tranche Percentage of the aggregate amount available to be drawn under such US Tranche Letter of Credit. In consideration and in furtherance of the foregoing, each US Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable L/C Issuer, such Lender’s US Tranche Percentage of each US Tranche L/C Disbursement made by such L/C Issuer and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of a US Tranche L/C Disbursement required to be refunded to the applicable Borrower for any reason.

(ii) By the issuance of a Global Tranche Letter of Credit (or an amendment to a Global Tranche Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable L/C Issuer or the Global Tranche Lenders, such L/C Issuer hereby grants to each Global Tranche Lender, and each Global Tranche Lender hereby acquires from such L/C Issuer, a participation in such Global Tranche Letter of Credit equal to such Lender’s Global Tranche Percentage of the aggregate amount available to be drawn under such Global Tranche Letter of Credit. In consideration and in furtherance of the foregoing, each Global Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable L/C Issuer, such Lender’s Global Tranche Percentage of each Global Tranche L/C Disbursement made by such L/C Issuer and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of a Global Tranche L/C Disbursement required to be refunded to the applicable Borrower for any reason.

(iii) Any payment by the US Tranche Lenders or the Global Tranche Lenders, as applicable, in accordance with the foregoing clauses (i) and (ii) shall be made in the currency of such L/C Disbursement.

(iv) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of US Tranche Letters of Credit or Global Tranche Letters of Credit, as applicable, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default or Event of Default, any reduction or termination of the Commitments, any fluctuation in currency values or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the applicable Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable L/C Issuer shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower made pursuant to paragraph (b) of this Section unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable L/C Issuer), a majority in interest of the Lenders that would acquire participations in such Letter of Credit pursuant to this clause (d) shall have notified the applicable L/C Issuer (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(b) or 4.02(c) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any L/C Issuer shall have received any such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in the currency of such L/C Disbursement equal to such L/C Disbursement not later than 2:00 p.m., Local Time, on the Business Day immediately following the day on which the applicable Borrower shall have received notice of such L/C Disbursement; provided that, if such L/C Disbursement is denominated in US Dollars and is not less than US$1,000,000, subject to the conditions to borrowing set forth herein, the Company may request (i) in accordance with Section 2.03 that such payment be financed with an ABR Borrowing, or (ii) in accordance with Section 2.04 that such payment be financed with a Swing Line Loan, in each case of the applicable Class and in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swing Line Loan, as applicable. If the applicable Borrower fails to make any such reimbursement payment when due, the Administrative Agent shall notify each applicable Lender of such L/C Disbursement, the amount of the payment then due from such Borrower in respect thereof and such Lender’s US Tranche Percentage or Global Tranche Percentage, as applicable, thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent on the date such notice is received its US Tranche Percentage or Global Tranche Percentage, as applicable, of the applicable L/C Disbursement payment then due from such Borrower in the currency of such L/C Disbursement and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an L/C Issuer for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the applicable Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the L/C Issuers or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any L/C Issuer from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the fullest extent permitted by applicable law) suffered by such Borrower that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such L/C Issuer’s gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable L/C Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable L/C Issuer shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or e-mail transmission of a .pdf or similar electronic copy) of such demand for payment and whether such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such L/C Issuer and the applicable Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an L/C Issuer shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the applicable Borrower reimburses such L/C Disbursement, (i) in the case of an L/C Disbursement made in US Dollars, at the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an L/C Disbursement is made in an Alternative Currency, at a rate equal to the rate reasonably determined by the applicable L/C Issuer to be the cost to such L/C Issuer of funding such L/C Disbursement plus the Applicable Rate applicable to LIBOR, EURIBOR or CDOR Revolving Loans, as the case may be, at such time; provided that, if the applicable Borrower fails to reimburse any L/C Disbursement when due and payable pursuant to paragraph (e) of this Section, then Section 2.12(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable L/C Issuer (except that interest accrued on and after the date of payment by any applicable Lender pursuant to paragraph (e) of this Section to reimburse such L/C Issuer shall be paid to the Administrative Agent for the account of such Lender), and shall be payable on the date on which the applicable Borrower is required to reimburse the applicable L/C Disbursement (and thereafter on demand).

(i) Replacement of an L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.11(b)), but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposures representing more than 50% of the L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders and the L/C Issuers, an amount equal to the portion of the L/C Exposure attributable to each Letter of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon in cash and in the currency of such Letter of Credit; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.01(g) or 8.01(h). The Borrowers shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.15. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of the applicable Borrower in connection with the applicable Letters of Credit and otherwise as expressly set forth below, and the applicable Borrower hereby creates in favor of the Administrative Agent a security interest in each such deposit to secure such Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.

Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys of a Borrower in such account shall be applied by the Administrative Agent to reimburse the L/C Issuers for L/C Disbursements in respect of Letters of Credit issued for the account of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) for the L/C Exposure in respect of Letters of Credit issued for the account of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing more than 50% of the L/C Exposure), be applied to satisfy other obligations of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Designation of Additional L/C Issuers. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional L/C Issuers one or more Lenders (or Affiliates of Lenders) that agree to serve in such capacity as provided below. The acceptance by a Lender (or an Affiliate of a Lender) of any appointment as an L/C Issuer hereunder shall be evidenced by an L/C Issuer Agreement, which shall set forth the L/C Commitment of such Lender (or Affiliate) and be executed by such Lender (or Affiliate), the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender (or Affiliate) shall have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “L/C Issuer” shall be deemed to include such Lender in its capacity as an L/C Issuer. The L/C Issuer Agreement of any L/C Issuer may limit the currencies in which and the Borrowers for the accounts of which such L/C Issuer will issue Letters of Credit, and any such limitations will, as to such L/C Issuer, be deemed to be incorporated into this Agreement.

(l) L/C Issuer Reports. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such L/C Issuer issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the Class, currency and aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being agreed that such L/C Issuer shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining confirmation by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the Class of such L/C Disbursement and the date, currency and amount of such L/C Disbursement, (iii) on any Business Day on which a Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date of such failure and the Class, currency and amount of such L/C Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by (i) in the case of a LIBOR Borrowing, a EURIBOR Borrowing or a CDOR Borrowing, 10:00 a.m., Local Time and (ii) in the case of an ABR Borrowing, 1:00 p.m., New York City Time, in each case to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the applicable Lenders; provided that Swing Line Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loan proceeds available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the account designated in the applicable Borrowing Notice; provided that ABR Revolving Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable L/C Issuer specified in the applicable Borrowing Notice. If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.12.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Class and Type specified in the applicable Borrowing Notice and, in the case of a LIBOR, EURIBOR or CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Notice. Thereafter, the Company may elect to convert such

Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR, EURIBOR or CDOR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Company may elect different options with respect to different portions of the applicable affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Loans, which may not be converted or continued. Notwithstanding any other provision of this Section, the Company shall not be permitted to change the Class or, except as permitted in Sections 3.02 and 3.03, the currency of any Borrowing or elect an Interest Period for a LIBOR, EURIBOR or CDOR Borrowing that does not comply with Section 2.02(b).

(b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by the time and date that a Borrowing Notice would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such notice shall be given by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Representative or, in the case of a notice related to a Borrowing denominated in US Dollars, by telephone (which telephonic notice shall be irrevocable) confirmed promptly by hand delivery, telecopy or e-mail transmission of a .pdf or similar electronic copy of such a written Interest Election Request.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is to be a LIBOR, EURIBOR or CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If by any such Interest Election Request the Company requests a LIBOR, EURIBOR or CDOR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Company fails to deliver a timely Interest Election Request with respect to a LIBOR, EURIBOR or CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is prepaid in accordance with the provisions of Section 2.10, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of the applicable Type for an Interest Period of one month.

(f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a LIBOR Borrowing, (ii) unless repaid, each LIBOR Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each LIBOR, EURIBOR or CDOR Borrowing denominated in an Alternative Currency shall be continued as a LIBOR, EURIBOR or CDOR Borrowing, as applicable, with an Interest Period of one month’s duration. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

SECTION 2.08. Termination, Reduction and Increase of Commitments; Redesignation of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Stated Termination Date.

(b) The Company may, upon three Business Days prior written notice to the Administrative Agent specifying the effective date thereof, terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each such reduction of the Commitments of any Class shall be in an amount that is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple, in each case for Borrowings denominated in US Dollars (or, if less, the entire remaining amount of the Commitments of such Class), (ii) the Company shall not terminate or reduce the Commitments of any Class if after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans or L/C Disbursements, (A) the Aggregate Revolving Credit Exposure of such Class would exceed the aggregate amount of Commitments of such Class, (B) the Aggregate Revolving Credit Exposure would exceed the aggregate Commitments or (C) the Revolving Credit Exposure of such Class of any Lender would exceed its Commitment of such Class and (iii) if an Event of Default shall have occurred and be continuing, the Company shall not terminate or reduce the Commitments of any Class unless it shall simultaneously and ratably reduce the Commitments of the other Class.

(c) Promptly following receipt of notice from the Company pursuant to paragraph (b) of this Section, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class may state that such notice is conditioned upon the effectiveness of other credit facilities or the completion of other transactions, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their Commitments of such Class.

(d) (i) The Company, the Administrative Agent and any Lender or any other Person qualifying as an Eligible Assignee, or any combination of such Lenders and such Persons (collectively, “Increasing Lenders”), may (in their sole discretion) enter into one or more amendment agreements substantially in the form of Exhibit E hereto (each an “Accession Agreement”) without further approval of the other Lenders or any other Borrower, pursuant to which the Increasing Lenders agree to establish or increase, as the case may be, Global Tranche Commitments or US Tranche Commitments in an aggregate amount for all Commitments so established or increased pursuant to this paragraph during the term of this Agreement not to exceed US$500,000,000; provided that:

(A) each such increase shall be in an amount equal to US$20,000,000 or an integral multiple of US$5,000,000 in excess thereof;

(B) each Borrower shall execute and deliver to the Administrative Agent (A) board resolutions of such Borrower certified by its secretary or assistant secretary authorizing such increase and (B) a legal opinion of either the General Counsel of such Borrower or special counsel to such Borrower as to the due authorization, execution and delivery of this Agreement, as modified by such increase, the enforceability thereof and the absence of conflicts with the Organizational Documents, by-laws and material agreements of such Borrower, all in form and substance substantially similar to such opinions delivered on the Closing Date in satisfaction of Section 4.01(a)(ii); and

(C) the Company shall deliver to the Administrative Agent a certificate of an Authorized Representative certifying that no Default or Event of Default then exists or would arise as a result of any such increase.

(ii) Upon the execution, delivery and acceptance of the documents required by this Section 2.08(d), each Increasing Lender shall have all the rights and obligations of a Lender under this Agreement. The Administrative Agent shall provide the Lenders with notice of the revised Commitments of the Lenders, including the Increasing Lenders.

Upon the effectiveness of an increase provided for in this Section 2.08(d), if any Loans of a Class affected by such increase are then outstanding, each applicable Borrower shall prepay to certain Lenders amounts of such Loans outstanding (including any additional amounts required pursuant to Section 3.04) and borrow from certain other Lenders new Loans as necessary so that, after giving effect to such prepayments and borrowings on such date, the percentage of the principal balance of all outstanding Loans of the applicable Class owing to each Lender is equivalent to each such Lender’s ratable percentage (based on its Commitment, and the Commitments of the other Lenders, of such Class) of all such outstanding Loans of such Class after giving effect to any nonratable increase in the Commitments of such Class resulting from the exercise of an increase pursuant to this Section 2.08(d).

(e) Notwithstanding anything in this Agreement to the contrary, any US Tranche Lender (a “Converting Lender”) may elect to convert its US Tranche Commitment, in whole but not in part, to a Global Tranche Commitment with the consent of the Company and pursuant to an agreement entered into by such US Tranche Lender, the Administrative Agent and the Company (a “Conversion Agreement”); provided that, after giving effect to such conversion and to the transactions provided for in this Section 2.08(e), (i) the Aggregate US Tranche Revolving Credit Exposure will not exceed the aggregate US Tranche Commitments and (ii) the US Tranche Revolving Credit Exposure of any US Tranche Lender will not exceed its US Tranche Commitment. On the effective date of any such conversion (which shall be the date specified in the applicable Conversion Agreement) (i) the US Tranche Commitment of such Converting Lender shall become a Global Tranche Commitment, with the result that the aggregate amount of the Global Tranche Commitments shall be increased and the aggregate amount of the US Tranche Commitments shall be reduced by the amount of the US Tranche Commitment so converted and (ii) such Converting Lender shall, with respect to its converted Commitment, have the rights and obligations of a Global Tranche Lender. Upon the effectiveness of any such conversion, (x) if any Loans are then outstanding, each applicable Borrower shall prepay to certain Lenders the amounts of such Loans outstanding, including all outstanding US Tranche Loans of the Converting Lender (and any additional amounts required pursuant to Section 3.04), and borrow from certain other Lenders new Loans, as necessary so that, after giving effect to such prepayments and borrowings on such date, the percentage of the principal balance of all outstanding Loans of each Class owing to each Lender is equivalent to such Lender’s ratable percentage (based on its Commitment of such Class, and the Commitments of the other Lenders of such Class) of all such outstanding Loans of such Class and (y) if any Letters of Credit or Swing Line Loans are then outstanding, the allocation of the participation exposures with respect to such then-existing or any subsequent Letters of Credit or Swing Line Loans of each Class shall be reallocated on a ratable basis (based on each Lender’s Commitment, and the Commitments of the other Lenders, of such Class) as between the Lenders of each respective Class after giving effect to any such conversion.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower on the Termination Date and (ii) to each Swing Line Lender the then unpaid principal amount of each Swing Line Loan made by such Lender to such Borrower on the earlier of the Termination Date and the first date after such Swing Line Loan is made that is the 15th day or the last day of a calendar month and that is at least four Business Days after the day on which such Swing Line Loan is made; provided that on each date on which a Borrowing denominated in US Dollars (including any ABR Borrowing) is made to the Company, the Company shall repay all its Swing Line Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type of each such Loan and, in the case of any LIBOR, EURIBOR or CDOR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof. The information contained in such accounts will be made available to the Company at reasonable times and upon reasonable request.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.01) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to Section 3.04 (but otherwise without premium or penalty) and the requirements of this Section.

(b) If, on any date, (i) the Aggregate Revolving Credit Exposure of any Class shall exceed the aggregate Commitments of such Class or (ii) the Aggregate Revolving Credit Exposure shall exceed the aggregate Commitments, then (A) if any ABR Borrowing or Swing Line Loan of the applicable Class (in the case of clause (i)), or of either Class (in the case of clause (ii)) shall be outstanding, the Borrowers shall promptly prepay such ABR Borrowing or Swing Line Loan and (B) if such date is the last day of any Interest Period for any LIBOR, EURIBOR or CDOR Borrowing of the

applicable Class (in the case of clause (i)), or of either Class (in the case of clause (ii)), the applicable Borrower shall prepay such LIBOR, EURIBOR or CDOR Borrowing, in each case, in an aggregate amount equal to the lesser of (x) the amount necessary to eliminate such excess and (y) the amount of such Borrowing. If, on any date, (1) the Aggregate Revolving Credit Exposure of any Class shall exceed 105% of the aggregate Commitments of such Class or (2) the Aggregate Revolving Credit Exposure shall exceed 105% of the aggregate Commitments, then the Borrowers shall, within three Business Days of receipt of notice of such excess, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.

(c) On the date of any termination or reduction of the Commitments of either Class pursuant to Section 2.08, the Company shall pay or prepay (or shall cause a Borrowing Subsidiary to pay or prepay) so much of the Borrowings of such Class as shall be necessary in order that (i) the Aggregate Revolving Credit Exposure of such Class shall not exceed the aggregate Commitments of such Class, (ii) the Aggregate Revolving Credit Exposure shall not exceed the aggregate Commitments and (iii) the Revolving Credit Exposure of such Class of any Lender shall not exceed its Commitment of such Class, in each case after giving effect to such termination or reduction.

(d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

(e) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, such Swing Line Lender that made the Swing Line Loan) of any prepayment of a Borrowing hereunder (i) in the case of a LIBOR, EURIBOR or CDOR Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of such prepayment, (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment and (iii) in the case of prepayment of a Swing Line Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable, shall be given by telecopy or e-mail transmission of a .pdf or similar electronic copy, or, in the case of a notice related to a Borrowing denominated in US Dollars, by telephone (which telephonic notice shall be irrevocable) confirmed promptly by telecopy or e-mail transmission of a .pdf or similar electronic copy, and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Borrowers agree to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee (a “Facility Fee”), which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender (whether used or unused), in each case during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and, with respect to the Commitments of any Class, on the date on which the Commitments of such Class shall terminate. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (or cause the applicable Borrowing Subsidiary to pay) (i) to the Administrative Agent for the account of each applicable Lender a participation fee (an “L/C Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used in determining the interest rate applicable to LIBOR Revolving Loans on the daily amount of such Lender’s L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any L/C Exposure, and (ii) to each L/C Issuer, a fronting fee (an “L/C Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily undrawn amount of the outstanding Letters of Credit of each Class issued by such L/C Issuer during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which the last of such Letters of Credit expires, terminates or is drawn in full, as well as such L/C Issuer’s standard fees ( “L/C Issuer Fees”) with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. L/C Participation Fees and L/C Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such Fees shall be payable on the date on which the Commitments terminate and any such Fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any L/C Issuer pursuant to this paragraph shall be payable within 10 days after demand. All L/C Participation Fees and L/C Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(d) The Borrowers agree to pay, through the Administrative Agent, upfront fees in the amounts heretofore communicated to the Lenders by the Company and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates on which due and payable, in immediately available funds, to the Administrative Agent or to any L/C Issuer (in the case of fees payable to it) for distribution, in the case of Facility Fees, L/C Participation Fees and upfront fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan denominated in US Dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each LIBOR Borrowing shall bear interest (i) in the case of a LIBOR Revolving Loan denominated in US Dollars, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) in the case of a LIBOR Revolving Loan denominated in a currency other than US Dollars, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each EURIBOR Borrowing (other than any Swing Line Loan denominated in Euro) shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) Each Swing Line Loan denominated in Euro shall bear interest at the Euro Swing Line Rate plus the Applicable Rate.

(e) The Loans comprising each CDOR Borrowing shall bear interest at the CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement payment owed in respect of an L/C Disbursement or any fee or other amount payable by any Borrower hereunder is not paid when due and payable, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g) Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR, EURIBOR or CDOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on LIBOR Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, LIBO Rate, EURIBO Rate, Euro Swing Line Rate or CDO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.12(h), 3.01, 3.04 or 3.05, or otherwise) prior to 2:00 p.m., Local Time, at the place of payment, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may be deemed, in the discretion of the Administrative Agent, to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Unless and until otherwise specified, all such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to an L/C Issuer or a Swing Line Lender shall be so directly made and payments to be made pursuant to Sections 2.12(h), 3.01, 3.04, 3.05, 11.05 and 11.09 shall be made directly to the Persons entitled thereto and pursuant to other Loan Documents shall be made to the Persons specified therein. Each such payment shall be made in US Dollars, except that the principal of and interest on any Loan or L/C Disbursement denominated in an Alternative Currency shall be made in such currency. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due and payable hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due and payable to such parties and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due and payable to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, participations in L/C Disbursements or Swing Line Loans or accrued interest on any of the foregoing (collectively “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender with respect to its Claims, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company or any Borrowing Subsidiary pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company and each Borrowing Subsidiary consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against it rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or such Borrowing Subsidiary in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due for the account of the Lenders or the L/C Issuers hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) or, in the case of an amount in US Dollars, if greater, the Federal Funds Effective Rate.

(e) If any Lender shall fail to make any payment required to be made by it under this Agreement to or for the account of the Administrative Agent, any L/C Issuer or any Swing Line Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by it for the account of such Lender for the benefit of the Administrative Agent, the Swing Line Lender or the L/C Issuer, as the case may be, to satisfy such Lender’s obligations to it until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.14. Borrowing Subsidiaries. On or after the Closing Date, the Company may at any time and from time to time designate a Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent will post a copy of such Borrowing Subsidiary Agreement to the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date 10 days after it has been posted by the Administrative Agent to the Lenders (subject to the receipt by each Lender at least five Business Days prior to such effectiveness, of any information reasonably requested by it under the Patriot Act or other “know-your-customer” laws not later than the third Business Day after the posting date of such Borrowing Subsidiary Agreement), unless, in the case of any Foreign Subsidiary, the Administrative Agent shall theretofore have received written notice from any Lender (or shall itself have delivered a notice to the Company) (a) that it is unlawful under Federal or applicable state or foreign law for such Lender or the Administrative Agent, as the case may be, to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (b) that such Lender or the Administrative Agent, as the case may be, is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located (a “Notice of Objection”), in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender or the Administrative Agent, as the case may be, (i) withdraws such Notice of Objection, (ii) in the case of a Lender, ceases to be a Lender hereunder, including pursuant to Section 3.07 or (iii) in the case of a Lender, has its Global Tranche Revolving Loans, at the election of the Company, converted to US Tranche Revolving Loans, on terms and pursuant to procedures to be agreed by the Administrative Agent and the Company consistent with Section 2.08(e). Upon the effectiveness of a Borrowing Subsidiary Agreement as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further Borrowings under this Agreement;

provided, further, that if (x) a Borrowing Subsidiary is to consolidate or merge with or into any other Person and (y) the Surviving Company will not be (1) a Domestic Subsidiary, (2) located in the same jurisdiction as the Borrowing Subsidiary effecting such consolidation or merger, at the time such consolidation or merger is effective, or (3) located in the same jurisdiction as any other Borrowing Subsidiary, at the time such consolidation or merger is effective, then, (A) any principal of or interest on any Loan outstanding to such Borrowing Subsidiary shall be repaid prior to, and a Borrowing Subsidiary Termination will be deemed to become effective as to such Surviving Company at the time of, such merger or consolidation, and (B) at the time of such merger or consolidation, the Company shall automatically be substituted for such Borrowing Subsidiary as the account party on any outstanding Letter of Credit that shall have been issued for the account of such Borrowing Subsidiary, unless, in each case, such Surviving Company satisfies the foregoing provisions of this Section 2.14.

SECTION 2.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Facility Fees shall continue to accrue on the Commitments of such Defaulting Lender pursuant to Section 2.11(a) only to the extent of the Revolving Credit Exposures of such Defaulting Lender (excluding any portion thereof constituting Swing Line Exposure or L/C Exposure of such Defaulting Lender that (i) is subject to reallocation under clause (c)(i) below or (ii) is prepaid or cash collateralized by the applicable Borrowers in accordance with clause (c)(ii) below);

(b) the Commitments and the Revolving Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 11.06); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.06, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swing Line Exposure or L/C Exposure of any Class exists at the time such Lender becomes a Defaulting Lender then:

(i) (A) first, the Swing Line Exposure of such Class of such Defaulting Lender (other than any portion of such Swing Line Exposure (x) referred to in clause (b) of the definition of Global Tranche Swing Line Exposure or US Tranche Swing Line Exposure, as the case may be or (y) with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) shall be reallocated among the Non-Defaulting Lenders with Commitments of such Class ratably in accordance with their respective Commitments of such Class, but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Swing Line Exposure of such Class does not exceed the sum of all Non-

Defaulting Lenders’ Commitments of such Class; and (B) second, the L/C Exposure of such Class of such Defaulting Lender (other than any portion thereof attributable to unreimbursed L/C Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Lenders with Commitments of such Class ratably in accordance with their respective Commitments of such Class, but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures of such Class (including any Swing Line Exposures reallocated pursuant to subclause (A) of this clause (i)) plus such Defaulting Lender’s L/C Exposure of such Class does not exceed the sum of all Non-Defaulting Lenders’ Commitments of such Class;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swing Line Exposure of the applicable Class (other than any portion thereof referred to in the first parenthetical in such clause (i)) that has not been reallocated as set forth in such clause and (B) second, cash collateralize for the benefit of the L/C Issuers the portion of such Defaulting Lender’s L/C Exposure of the applicable Class that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.05(j) for so long as such L/C Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay L/C Participation Fees pursuant to Section 2.11(b) with respect to the portion of such Defaulting Lender’s L/C Exposure for so long as such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv) if any portion of the L/C Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the applicable Lenders pursuant to Section 2.11(b) shall be adjusted to give effect to such reallocation;

(v) if all or any portion of such Defaulting Lender’s Swing Line Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Swing Line Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its Swing Line Exposure shall be payable to the Swing Line Lender until and to the extent that such Swing Line Exposure is reallocated and/or reduced to zero; and

(vi) if all or any portion of such Defaulting Lender’s L/C Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all Facility

Fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its L/C Exposure, and all L/C Participation Fees payable under Section 2.11(b) with respect to such portion of its L/C Exposure, shall be payable to the L/C Issuers (and allocated among them ratably based on the amount of such portion of the L/C Exposure of such Defaulting Lender attributable to Letters of Credit issued by each L/C Issuer) until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue, amend, renew or extend any Letter of Credit of an applicable Class unless, in each case, it is satisfied that, after giving effect to such funding or issuance, amendment, renewal or extension, the Defaulting Lender’s Swing Line Exposure (other than any portion thereof referred to in clause (b) of the definition of Global Tranche Swing Line Exposure or US Tranche Swing Line Exposure, as the case may be) or L/C Exposure of each applicable Class will be fully covered by the Commitments of such Class of the non-Defaulting Lenders, after giving effect to the reallocation of participating interests in any such funded Swing Line Loan or in any such issued, amended, renewed or extended Letter of Credit in accordance with clause (c)(i) above and/or cash collateral in respect of such Letter of Credit is provided by the Borrowers in accordance with clause (c)(ii) above.

In the event that the Administrative Agent, the Company, each Swing Line Lender and each L/C Issuer each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Exposure of the applicable Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitments and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold such Loans ratably in accordance with their applicable Commitments.

SECTION 2.16. Extension Offers. (a) The Company may, on not more than two occasions prior to the fourth (or, in the case of the second such occurrence, fifth) anniversary of the Closing Date, by written notice to the Administrative Agent, make offers (collectively, an “Extension Offer”) on equal terms to all the Lenders of one or more Classes (each Class subject to such an Extension Offer being an “Extension Request Class”) to enter into an Extension Permitted Amendment pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be fewer than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective (A) only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such acceptance being in the sole and individual discretion of each such Lender and such Lenders being called “Extending Lenders”, and Lenders of such Class that do not accept such Extension

Offer being called “Declining Lenders”), (B) only if Lenders (including any replacement Lenders referred to in the last sentence of clause (c) below) representing at least a majority of the Commitments of the Extension Request Class accept such Extension Offer and such Commitments, together with any Commitments of any other Class or Classes that are simultaneously extended pursuant to this Section, represent a majority in principal amount of the aggregate Commitments and (C) in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of the Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) the Company shall have delivered to the Administrative Agent a certificate of an Authorized Representative certifying that (A) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (B) on the date of effectiveness thereof, the representations and warranties of each Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct in all material respects on and as of such earlier date and except that the financial statements referred to in Section 5.05 shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01, and (ii) the Borrowers shall have delivered to the Administrative Agent such legal opinions, evidence of authority, officer’s certificates and other documents as shall reasonably have been requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender of the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents, including provisions hereof or thereof that would otherwise require the consent of all the Lenders, as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the applicable Extending Lenders as a new Class of loans and/or commitments hereunder and as the Company and the applicable Extending Lenders may agree to the extent such amendment would otherwise be permitted pursuant to, and is adopted in accordance with the consent requirements of, Section 11.06; provided that (i) no such Extension Agreement shall effect any amendment or waiver referred to in Section 11.06(a)(ii)(A), (B) or (C) without the consent of each Lender affected thereby and (ii) except as otherwise agreed by each L/C Issuer and each Swing Line Lender, as applicable, (A) the allocation of the participation exposures with respect to any then-existing or subsequent Letters of Credit or Swing Line Loans of the Extension Request Class shall be made on a ratable basis as between the new Class of Commitments and the remaining Commitments of the Extension Request Class and (B) the Revolving Availability Period and the Stated Termination Date, as such terms are used in reference to Letters of Credit or Swing Line Loans, may not be extended without the prior written consent of each L/C Issuer and each Swing Line Lender, as applicable.

(c) The applicable Commitment of each Declining Lender under the Extension Request Class shall terminate on the Stated Termination Date in effect as to such Lender prior to the effectiveness of any such Extension Permitted Amendment (the “Existing Stated Termination Date”). The principal amount of any outstanding Revolving Loans of the Extension Request Class made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders, shall be due and payable on the Existing Stated Termination Date, and on such date the Borrowers shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the Aggregate Revolving Credit Exposure of the Extension Request Class (or any separate Class comprising the Extending Lenders of such Class) will not exceed the aggregate Commitments of such Class. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with Section 3.07 and such procedures as the Administrative Agent may reasonably specify, at any time prior to the Existing Stated Termination Date, to replace a Declining Lender with a Lender or other financial institution that will agree to the Extension Permitted Amendment, and any such replacement Lender shall for all purposes constitute an Extending Lender.

SECTION 2.17. Use of Proceeds. The proceeds of the Loans made hereunder shall be used by the Company and the Borrowing Subsidiaries for general working capital needs and other lawful corporate purposes including without limitation the making of acquisitions and, subject to Section 5.10, repurchases of outstanding shares of the Company’s common stock.

ARTICLE III

Change in Circumstances

SECTION 3.01. Increased Cost and Reduced Return. (a) If any Change in Law:

(i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement (other than any reserve requirement taken into account in determining the Adjusted LIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, any Lender (or its Applicable Lending Office), including each Commitment of such Lender hereunder;

(ii) shall impose on any Lender (or its Applicable Lending Office) or on the London or European interbank market any other condition (other than taxes, duties, levies, imposts, deductions, withholdings, assessments, fees or other similar charges, including any interest, additions to tax, penalties or liabilities with respect thereto) affecting this Agreement or any Note or any of such extensions of credit or liabilities or commitments; or

(iii) shall subject any Lender (or its Applicable Lending Office) to any Taxes (other than (A)(I) Taxes on or with respect to payments under the Loan Documents, (II) Taxes referred to in clauses (w), (y) and (z) of Section 3.05(a), (III) Connection Taxes and (IV) Other Taxes, the compensation for which, in each case, is governed solely by Section 3.05, (B) reserve, special deposit, assessment compulsory loan, insurance charge or similar requirements, the compensation for which is governed solely by Section 3.01(a)(i) or (C) capital adequacy or liquidity requirements, the compensation for which is governed solely by Section 3.01(b)) on its loans, participations or commitments hereunder, or on its assets, deposits, reserves, liabilities or capital, in each case, attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Loan (or of maintaining its Commitment to make Loans) or issuing or participating in any Letters of Credit or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any Note with respect to any Loan or Letter of Credit, then the Borrowers shall pay to such Lender within 15 days of demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation under this paragraph (a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy and liquidity), then from time to time within 15 days after demand by such Lender (with a copy to the Administrative Agent) the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.01 shall furnish to the Company and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail, which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender under clauses (a) or (b) above with respect to increased costs or reduction in return on capital with respect to any period prior to the date that is three months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions in return on capital and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions in capital; provided further that the foregoing limitation shall not apply to any increased costs or reductions in return on capital arising out of the retroactive application of any Change in Law as aforesaid within such three month period.

(e) Notwithstanding the foregoing provisions of this Section, no Lender shall be entitled to request compensation under this Section for any costs referred to in clause (a)(iii) above or any costs imposed on such Lender under the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III unless it shall be the general policy or practice of such Lender to seek compensation under comparable credit facilities the documents for which contain provisions comparable to this Section 3.01.

SECTION 3.02. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurocurrency Rate Loan or any CDOR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the CDO Rate, as the case may be, for Loans in the applicable currency for such Interest Period; or

(b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted LIBO Rate, LIBO Rate, EURIBO Rate or CDO Rate, as the case may be, for Loans in the applicable currency will not adequately and fairly reflect the cost to the Lenders of funding or maintaining Eurocurrency Rate Loans or CDOR Loans in such currency for such Interest Period (any currency being affected by the circumstances described in clause (a) or this clause (b) being referred to as an “Affected Currency”);

then the Administrative Agent shall give the Company prompt notice thereof specifying the affected amounts, periods or currencies. As promptly as practicable but in no event later than three Business Days after the giving of the required notice by the Administrative Agent with respect to such circumstances, the Administrative Agent (in consultation with the Lenders) shall negotiate with the applicable Borrower or Borrowers in good faith to ascertain whether a substitute interest rate (a “Substitute Rate”) may be agreed upon for the maintaining of Loans in the Affected Currency. Unless a Substitute Rate is agreed upon, (i) such Loans in any Affected Currency requested to be made on the first day of such Interest Period (A) in the case of Loans in US Dollars will be made as ABR Loans and (B) in the case of Loans in any Alternative Currency, will not be made, (ii) any outstanding Loans in an Affected Currency shall continue to bear interest at the rates applicable under Section 2.12 and shall (A) in the case of Loans in US Dollars, be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (B) in the case of Loans in any Alternative Currency, at the option of the Company, either (x) be paid on the last day of the then-current Interest Period with respect thereto or (y) be converted into ABR Loans denominated in US Dollars on the last day of the then-current Interest Period with respect thereto, at the Exchange Rate in effect on such day (it being agreed that at the request of any affected Lender (with a copy to the Administrative Agent), the applicable Borrower will pay to such Lender any additional amount required to compensate such Lender for any actual losses sustained by it as a result of such conversion of the currency of any Loan) and (iii) until such notice has been withdrawn by the Administrative Agent, no further Loans in an Affected Currency that is an Alternative Currency shall be made or continued as such.

SECTION 3.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurocurrency Rate Loans in one or more currencies, or to make Loans of any Type to Borrowers in one or more jurisdictions, hereunder, then such Lender shall promptly notify the Company thereof and such Lender’s obligation to make or continue any Eurocurrency Rate Loans in such currencies, to convert other Types of Loans into any Eurocurrency Rate Loans in such currencies or to make Loans to Borrowers in such jurisdictions shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Eurocurrency Rate Loans in such currencies and Loans to Borrowers in such jurisdictions), and each such Eurocurrency Rate Loan in an affected currency then outstanding shall (a) in the case of Loans in US Dollars, be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (b) in the case of Loans in any Alternative Currency, at the option of the Company, either (x) be paid on the last day of the then-current Interest Period with respect thereto or (y) be converted into ABR Loans denominated in US Dollars on the last day of the then-current Interest Period with respect thereto, at the Exchange Rate in effect on such day.

SECTION 3.04. Compensation. Upon the request of any Lender (with a copy to the Administrative Agent), the applicable Borrowers shall promptly pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost and expense incurred by it as a result of:

(a) any payment, prepayment, or conversion of a Eurocurrency Rate Loan or CDOR Loan for any reason (except as set forth in the first sentence of Section 2.07(b)) including, without limitation, the acceleration of the Loans pursuant to Section 8.01, on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by a Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, convert, continue, or prepay a Eurocurrency Rate Loan or CDOR Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, Interest Election Request or notice of prepayment under this Agreement;

Such amount payable to any Lender shall equal an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurocurrency Rate Loan or CDOR Loan had such event not occurred, at the Adjusted LIBO Rate, LIBO Rate, EURIBO Rate or CDO Rate that would have been applicable to such Loan (excluding the Applicable Rate that would have been added thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid, if it were to bid, at the commencement of such period for deposits in the applicable currency of a comparable amount and for a comparable period from other banks in the London interbank market.

SECTION 3.05. Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (w) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes (including branch profit taxes) imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof, (x) in the case of each Lender and Agent, taxes imposed by reason of any present or former connection between such Lender or Agent and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any transaction contemplated hereby, (y) any United States withholding tax imposed on such payment, but not excluding (1) any portion of such tax that exceeds the United States withholding tax that would have been imposed on such a payment to such Lender or Agent (as the case may be) under the laws and treaties in effect when such Lender or Agent (as the case may be) first becomes a party to this Agreement and (2) any portion of such tax that does not exceed the amount payable to the assignor of such Lender or Agent immediately before such Lender or Agent became a party to this Agreement and (z) any United States withholding tax imposed under FATCA and any Luxembourg withholding tax imposed pursuant to the EU Savings Directive (all such taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities not excluded in (w), (x), (y) and (z) being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) within thirty days after the date of such payment, such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not legally available, any other document evidencing payment thereof that is reasonably satisfactory to such Lender or the Administrative Agent (as the case may be).

(b) In addition, the Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (other than any Luxembourg stamp duties or similar taxes payable as a result of a registration, submission or filing not required by law, but not excluding any such duties or taxes imposed in connection with a registration, submission or filing required to enforce or exercise the rights and remedies of a Lender or an Agent following an Event of Default) which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”); provided that, where such Other Taxes arise from a Loan made or Letter of Credit issued to the Company, the Borrowers shall pay only such Other Taxes as shall be imposed by the United States or any political subdivision thereof.

(c) The Borrowers agree to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.05) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. Indemnification shall be made within 15 days of the date of demand therefor.

(d) Each Lender severally agrees to indemnify the Administrative Agent for the full amount of (i) Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), including penalties, interest and expenses, and (ii) taxes described in (w), (x), (y) or (z) of paragraph (a) of this Section 3.05 attributable to such Lender, in each case, that are payable or paid by the Administrative Agent hereunder or in connection with any Loan Document, including penalties, interest and expenses. Indemnification shall be made whether or not such taxes described in clause (i) or (ii) of this paragraph (d) were correctly or legally imposed or asserted by the relevant Governmental Authority and shall be made within 15 days of the date of demand therefor. A certificate as to the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) Each Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall, at the reasonable request of the Company or the Administrative Agent, deliver to the Company (with a copy to the Administrative Agent), at such time or times prescribed by applicable law (including, for the avoidance of doubt, the EU Savings Directive), such properly completed and executed documentation prescribed by applicable law (if any) as is required to permit such payments to be made without withholding or at a reduced rate. Each Lender, on the date of its execution and delivery of this Agreement in the case of each such Lender listed on the signature pages hereof and on the date on which it becomes a Lender in the case of each such other Lender, represents and warrants to the Administrative Agent and the Borrowers that as of such date payments to its Applicable Lending Offices under this Agreement or any other Loan Document are exempt from (i) United States withholding tax and (ii) withholding taxes under the laws of the jurisdiction or jurisdictions in which such Lender or its Applicable Lending Offices is or are located or any treaty to which any such jurisdiction is a party. Upon the request of any Lender, the Borrowers will make such factual representations as may be reasonably required by such Lender in order to enable such Lender to make such representation and warranty.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by the applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 3.05(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) For any period with respect to which a Lender has failed to provide the Company and the Administrative Agent with the appropriate documentation pursuant to paragraph (e) of this Section 3.05 (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under paragraph (a) or (c) of this Section 3.05 with respect to Taxes.

(h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.05 shall survive the Facility Termination Date.

(i) If any Lender receives a refund or credit from a taxation authority (such credit to include any increase in any foreign tax credit) in respect of any Taxes or Other Taxes for which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts hereunder, it shall within 30 days from the date of such receipt pay over the amount of such refund, credit or other reduction (including any interest paid or credited by the relevant taxing authority or Governmental Authority with respect to such refund, credit or other reduction) to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket third party expenses of such Lender related to claiming such refund or credit and without interest (other than interest paid by the relevant taxation authority with respect to such refund or credit); provided, however that such Borrower agrees to repay, upon the request of such Lender, the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund or credit to such taxation authority.

(j) Notwithstanding anything to the contrary in this Section 3.05, if the Internal Revenue Service determines that a Lender is participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder (a “Conduit Financing Arrangement”), then (i) any Taxes that a Borrower is required to withhold from payments to the Lender participating in the Conduit Financing Arrangement shall be excluded from the additional amounts to be paid under paragraphs (a) or (c) of this Section 3.05 and (ii) such Lender shall indemnify any Borrower in full for any and all Taxes for which a Borrower is held liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement.

SECTION 3.06. Designation and Change of Lending Offices. (a) Each Lender and each L/C Issuer agrees that it will endeavor in good faith to designate as the office or offices from which it makes Loans or from which it issues Letters of Credit, as applicable, one or more of its existing offices not known to it to be subject to costs or other requirements for which it would be entitled to seek compensation under Section 2.12(h), 3.01, 3.02(b), 3.03 or 3.05 (or, where such costs cannot be avoided, that will minimize such costs), insofar as such designation would not result, in the sole judgment of such Lender, in economic, legal or regulatory disadvantages to such Lender or any such lending office, and subject to overall policy considerations of such Lender.

(b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12(h), 3.01, 3.02(b), 3.03 or 3.05 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.06 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.12(h), 3.01, 3.02(b), 3.03 or 3.05.

SECTION 3.07. Substitution of Lenders. Upon the receipt by a Borrower from any Lender (an “Affected Lender”) of a claim under Section 2.12(h), 3.01, 3.02(b), 3.03 or 3.05, or if any Lender shall (x) become a Defaulting Lender or a Declining Lender or (y) deliver a Notice of Objection pursuant to Section 2.14, the Company may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s Loans and Commitments; or (b) replace such Affected Lender by designating another Lender or a financial institution that is willing to acquire such Loans and assume such Commitments; provided that (i) such replacement does not conflict with any requirement of law, (ii) the applicable Borrower shall repay (or the replacement bank or financial institution shall purchase, at par) all Loans, accrued interest and other amounts owing to such replaced Lender prior to the date of replacement, (iii) the applicable Borrowers shall be liable to such replaced Lender under Section 3.04 if any Eurocurrency Rate Loan or CDOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (iv) the replacement bank or institution, if not already a Lender, shall otherwise qualify as an Eligible Assignee, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.01 (provided that the applicable Borrowers or replacement Lender shall be obligated to pay the registration and processing fee) and (vi) the applicable Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.12(h), 3.01, 3.02(b), 3.03 or 3.05, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

ARTICLE IV

Conditions to Making Loans and Issuing Letters of Credit

SECTION 4.01. Conditions of Closing. The obligations of the Lenders to make the initial Revolving Loans, of the Swing Line Lenders to make Swing Line Loans and of the L/C Issuers to issue Letters of Credit are subject to the conditions precedent that:

(a) the Administrative Agent shall have received on the Closing Date the following:

(i) executed originals of each of this Agreement, any Notes requested prior to the Closing Date and the other Loan Documents, together with all schedules and exhibits thereto;

(ii) the written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of (A) Laura C. Meagher, General Counsel of the Company, (B) Davis Polk & Wardwell, special counsel to the Company, (C) Ballard Spahr LLP, Pennsylvania counsel for the Company, (D) Allen & Overy LLP, Luxembourg counsel for the Company, (E) Baker & McKenzie, Belgian counsel for the Company, and (F) Velo & Associati, Swiss counsel for the Company, in each case, dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to the Administrative Agent and to Cravath, Swaine & Moore LLP, special counsel to the Administrative Agent;

(iii) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each Borrower certified by its secretary or assistant secretary or any Authorized Representative as of the Closing Date, approving and adopting the Loan Documents to be executed by such Borrower and authorizing the execution and delivery thereof;

(iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each Borrower, certified by its secretary or assistant secretary or any Authorized Representative;

(v) the Organizational Documents of each Borrower certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of its organization or by an Authorized Representative;

(vi) the by-laws or articles of association of each Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary or any Authorized Representative;

(vii) to the extent applicable and available in the relevant jurisdiction, a certificate issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of formation of each Borrower as to the due existence and good standing of such Borrower;

(viii) notice of appointment of the initial Authorized Representative(s);

(ix) a certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the covenants contained in Sections 7.01, 7.02(j) and 7.03(f) as of the end of the fiscal quarter for which financial statements are publicly available most recently ended prior to the Closing Date, substantially in the form of Exhibit F hereto;

(x) a certificate of the Company certifying that (A) as of the Closing Date, each of the representations and warranties set forth in Article V is true and correct in all material respects, (B) after giving effect to the Closing Date and all Loans to be made on the Closing Date, there will be no Default or Event of Default under this Agreement, and (C) except as disclosed in any reports or financial statements filed with the Securities and Exchange Commission on or prior to March 17, 2015, as of the Closing Date there shall not have occurred a material adverse change since January 3, 2015, in the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole;

(xi) evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated (and each of the Lenders that is a party to any such Existing Credit Agreement hereby waives any requirement of prior notice for such termination), and that all amounts outstanding or accrued for the accounts of the lenders thereunder have been, or concurrently with the Closing Date are being, paid;

(xii) such other documents, instruments, certificates and opinions as the Administrative Agent or the Required Lenders may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

(xiii) any fees required to be paid on or before the Closing Date shall have been paid, including, to the extent invoiced at least one Business Day prior to the Closing Date, all fees, charges and disbursements of counsel to the Administrative Agent; and

(xiv) the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act to the extent requested by such Lenders at least three Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Article IX, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved, accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02. Conditions of Revolving Loans, Letters of Credit and Swing Line Loans. The obligations of the Lenders to make any Revolving Loans, the obligation of each Swing Line Lender to make any Swing Line Loan, and the obligation of each L/C Issuer to issue, renew or extend any Letter of Credit or amend any Letter of Credit to increase the stated amount or extend the expiration date thereof hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

(a) (i) the Administrative Agent, in the case of a Revolving Loan, or the applicable Swing Line Lender, in the case of a Swing Line Loan, shall have received a Borrowing Notice as required by Article II or (ii) the applicable L/C Issuer, in the case of any issuance, amendment or extension of a Letter of Credit, shall have received a request for such issuance, amendment or extension as required by Article II;

(b) the representations and warranties set forth in Article V (other than those set forth in Section 5.05) shall be true and correct in all material respects on and as of the date of each such Loan or the date of issuance, amendment, renewal or extension of each such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.04 shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 from the date such financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section; and

(c) at the time of and after giving effect to each such Loan or the date of issuance, amendment, renewal or extension of each such Letter of Credit, as applicable, no Default or Event of Default specified in Article VIII shall have occurred and be continuing.

At the time of each Borrowing, each issuance, renewal or extension of a Letter of Credit and each amendment of a Letter of Credit that increases the stated amount or extends the expiration date thereof, the Company and each applicable Borrower shall be deemed to represent that each of the conditions set forth in this Section 4.02 has been satisfied.

SECTION 4.03. Initial Revolving Loans, Letters of Credit and Swing Line Loans of each Borrowing Subsidiary. Without limiting the conditions set forth in Section 4.02, the obligation of each Lender and L/C Issuer to make Loans or issue Letters of Credit for the account of any Borrowing Subsidiary designated pursuant to Section 2.14 is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.

(b) The Administrative Agent shall have received a written opinion of counsel for such Borrowing Subsidiary covering such matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement, as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received (i) all documentation and other information related to such Borrowing Subsidiary reasonably required by the Administrative Agent and each Lender under applicable “know your customer” or similar rules and regulations, including the USA PATRIOT Act, and (ii) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Representations and Warranties

The Company represents and warrants with respect to itself and its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

SECTION 5.01. Corporate Existence and Power. (a) The Company and each other Borrower is duly organized, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing, under the laws of the jurisdiction of its organization, and has all the corporate or other requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company and each other Borrower of this Agreement are within its corporate or other applicable powers, have been duly authorized by all necessary corporate or other applicable action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or, except to the extent that any such contravention or defaults could not reasonably be expected to result in a Material Adverse Effect, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each other Borrower, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the applicable Borrower, in each case enforceable in accordance with its terms.

SECTION 5.04. Financial Information. The consolidated balance sheet of the Company and its Subsidiaries as of January 3, 2015, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company’s Form 10-K for the fiscal year then ended, a copy of which has been delivered to the Administrative Agent and each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

SECTION 5.05. Litigation. There is no action, suit or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect, or which in any manner draws into question the validity of this Agreement or the Notes.

SECTION 5.06. Compliance with ERISA. Except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan or

Multiemployer Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Environmental Matters. In the ordinary course of its business, the Company conducts periodic reviews, which it considers prudent and reasonable in light of the nature of the business, of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

SECTION 5.08. Taxes. The Company and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Significant Subsidiary, except (a) for such amounts as may be contested in good faith by appropriate proceedings, or (b) to the extent that any failure to file or pay could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the reasonable opinion of the Company, adequate.

SECTION 5.09. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Company only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans under this Agreement a “purpose” credit within the meaning of Regulation U or Regulation X (12 C.F.R. Part 221) of the Board; provided, however, that the Company may purchase (i) its own stock and (ii) Margin Stock so long as, following the application of the proceeds of each borrowing hereunder, not more than 25% of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be Margin Stock.

SECTION 5.10. Investment Company. Neither the Company nor any Borrowing Subsidiary is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.11. Full Disclosure. All information concerning the Company, the Subsidiaries and the transactions contemplated hereby, other than any forward-looking statements, taken as a whole, that has been or will be made available by the Company to the Administrative Agent or any Lender is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and any forward-looking statements that have been or will be made available by the Company to the Administrative Agent or any Lender are or will be, when furnished, based upon assumptions that the Company’s management believes to be reasonable at the time such statements are made.

SECTION 5.12. No Consents, Etc. Neither the respective businesses or properties of the Company or any Subsidiary, nor any relationship among the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Borrowing Subsidiary as a condition to the consummation of the Transactions, which, if not obtained or effected, could reasonably be expected to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be, except that the registration in Luxembourg of the Loan Documents (and/or any document in connection therewith) with the Administration de l’Enregistrement et des Domaines may be required in the case of legal proceedings before Luxembourg courts (if competent) or, in the case that the Loan Documents (and/or any document in connection therewith) must be produced before an official Luxembourg authority, in which case either a nominal registration duty or an ad valorem duty will be payable depending on the nature of the document to be registered.

SECTION 5.13. Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to promote compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and, to the knowledge of the Borrowers, their respective officers, employees, directors and agents, acting in their capacity as such, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or, to the knowledge of the Borrowers, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE VI

Affirmative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Financial Reports, Etc. The Company will deliver to each of the Lenders:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, which are unqualified as to the scope of the audit performed and as to the “going concern” status of the Company;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and of income and cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, conformity with GAAP and consistency by an Authorized Representative;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Representative (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.01, 7.02(j) and 7.03(f) on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) advising whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default and (ii) confirming the calculations set forth in the Authorized Representative’s certificate delivered simultaneously therewith pursuant to clause (c) above, provided that such statement need not be provided if it is the general practice and policy of such firm not to provide such statements;

(e) forthwith upon the occurrence of any Default or Event of Default, a certificate of an Authorized Representative setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice that it has incurred complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent, has been terminated or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 404l(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of an Authorized Representative setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take with respect thereto; provided that no such delivery referred to in clauses (i) through (vii) above shall be required unless the event described in the applicable clause could reasonably be expected to result in a Material Adverse Effect; and

(i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to paragraphs (a), (b), (f) or (g) of this Section may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted (or a link thereto is provided) (A) on the Company’s website on the Internet at www.vfc.com, (B) at www.sec.gov/edgar/searchedgar/webusers.htm or (C) on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), in each case so long as such documents are generally available without charge to the Administrative Agent and each of the Lenders at such locations; provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by paragraph (c) of this Section, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that so long as the Company is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering, (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.13); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”.

SECTION 6.02. Payment of Taxes. The Company will pay, and will cause each Significant Subsidiary to pay, all its respective tax liabilities, except (a) where the same may be contested in good faith by appropriate proceedings or (b) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and the Company will maintain, and will cause each Significant Subsidiary to maintain, to the extent required under GAAP (or, in the case of a foreign Significant Subsidiary, the accounting standards applicable thereto), appropriate reserves for the accrual of the same.

SECTION 6.03. Maintenance of Properties; Insurance. Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Company will (a) keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain, and will cause each Significant Subsidiary to maintain (either in the name of the Company or in such Significant Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that the Company shall have the right to self-insure or use a captive insurer in order to meet such insurance requirements so long as the Company or such captive insurer provides the Administrative Agent and the Lenders with reasonable proof of financial responsibility. The Company will furnish to the Administrative Agent and the Lenders, upon written request from the Administrative Agent, full information as to the insurance carried.

SECTION 6.04. Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA, the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V), the USA PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977 and, in each case, the rules and regulations thereunder and any other enabling legislation or executive orders relating thereto) except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) such failure could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect policies and procedures reasonably designed to promote compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 6.05. Books and Records. The Company will maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company will cause the Subsidiaries to maintain books of record and account of all financial transactions and matters involving the assets and business of the Subsidiaries, from which the Company may prepare consolidated financial statements in conformity with GAAP consistently applied.

SECTION 6.06. Existence. The Company will, and will cause each Borrowing Subsidiary (for so long as it shall be a Borrowing Subsidiary) to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation or other transaction permitted under Section 7.04.

ARTICLE VII

Negative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Company will not, and will not permit any Subsidiary to:

SECTION 7.01. Consolidated Indebtedness to Consolidated Capitalization. Permit the ratio of Consolidated Indebtedness to Consolidated Capitalization to be greater than 0.60 to 1.00 at any time.

SECTION 7.02. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary, other than:

(a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding US$50,000,000;

(b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(d) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(e) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (a) through (e) above, provided that such Indebtedness is not increased and is not secured by any additional assets;

(g) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding US$50,000,000 and (iii) do not otherwise in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operations of its business;

(h) Liens on assets of a Subsidiary securing Indebtedness owed to the Company or a Wholly Owned Subsidiary;

(i) Liens imposed by law for taxes that are not yet due or are being contested as described in Section 6.02; and

(j) Liens not otherwise permitted by the foregoing clauses securing Indebtedness in an aggregate principal amount at any time not to exceed 15% of Consolidated Net Worth; provided that the sum of the principal amount of Indebtedness permitted to be secured by this clause (j) plus the principal amount of Indebtedness incurred in accordance with Section 7.03(f) at any time shall not exceed 20% of Consolidated Net Worth.

SECTION 7.03. Indebtedness of Subsidiaries. Incur, create, assume or permit to exist any Indebtedness of any Subsidiary of the Company, howsoever evidenced, except:

(a) Indebtedness of any corporation outstanding at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

(b) Indebtedness of any corporation outstanding at the time such corporation is merged or consolidated with or into a Subsidiary and not created in contemplation of such event;

(c) Indebtedness secured by a Lien permitted by Section 7.02 hereof;

(d) Indebtedness owing to the Company or a Wholly Owned Subsidiary;

(e) Refinancing Indebtedness in respect of Indebtedness permitted by clause (a), (b) or (c) above (other than, in the case of clause (c), Refinancing Indebtedness in respect of (i) Indebtedness referred to in Section 7.02(j) or (ii) Indebtedness referred to in Section 7.02(h) insofar as such Refinancing Indebtedness would be owed to a Person other than the Company or a Wholly Owned Subsidiary); and

(f) Indebtedness not otherwise permitted by the foregoing clauses of this Section in an aggregate outstanding principal amount for all Subsidiaries at no time exceeding 15% of Consolidated Net Worth; provided that the sum of the principal amount of Indebtedness incurred in accordance with this clause (f) plus the principal amount of Indebtedness permitted to be secured in accordance with Section 7.02(j) at any time shall not exceed 20% of Consolidated Net Worth.

The foregoing is subject to the further limitation that for purposes of this Section, any preferred stock of a Subsidiary held by a Person other than the Company or a Wholly Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the Indebtedness of such Subsidiary.

SECTION 7.04. Consolidations, Mergers and Sales of Assets. The Company will not (a) consolidate with or merge with or into any other Person; provided that the Company may consolidate with or merge with or into another Person if (i) (A) the Company is the corporation surviving such merger and is not a subsidiary of another person or (B) the Person surviving such merger (the “Surviving Company”) is organized in the United States or a jurisdiction thereof, is not a subsidiary of another person and assumes all of the obligations and liabilities of the Company under and in respect of this Agreement and each other Loan Document, (ii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing and (iii) in the case of clause (i)(B) above, the Administrative Agent shall have been given reasonable advance notice of such transaction and shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Surviving Company and the authorization by such Surviving Company of such assumption of obligations and liabilities, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, except for sales, leases and other transfers to a Wholly Owned Subsidiary.

SECTION 7.05. Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

SECTION 7.06. Use of Proceeds. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not directly or, to the knowledge of the Borrowers, indirectly, use the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury or otherwise authorized under U.S. law.

ARTICLE VIII

Events of Default and Acceleration

SECTION 8.01. Events of Default. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

(a) if default shall be made in the due and punctual payment of the principal of any Loan when and as the same shall be due and payable, whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

(b) if default shall be made in the due and punctual payment of any reimbursement obligation in respect of any L/C Disbursement or any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders, L/C Issuers or the Administrative Agent within five days of the date on which the same shall be due and payable; or

(c) if default shall be made in the performance or observance of the covenants set forth in (i) Section 6.01(e) with respect to an Event of Default, (ii) Section 6.06 with respect to the legal existence of the Company or (iii) Article VII; or

(d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after receipt of notice of such default by an Authorized Representative from the Administrative Agent or the Required Lenders; or

(e) if there shall occur (i) a default, which is not waived or cured within any applicable period of grace, in the payment of any principal with respect to any Indebtedness (other than the Loans and other Obligations and other than Indebtedness owed to the Company or any Subsidiary) of the Company or any Subsidiary in an amount not less than US$100,000,000 in the aggregate outstanding, or (ii) any event or condition, including any default in the payment of interest, fees or other amounts, specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured, and such event or condition shall continue for more than the period of grace, if any, therein specified, and such event or condition shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

(f) if any representation or warranty contained in any Loan Document, or any representation, warranty or statement of fact in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Company or any Subsidiary pursuant to or in connection with any Loan Document shall be false or misleading in any material respect when given; or

(g) if the Company or any Significant Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, domestic or foreign; or

(h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Significant Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of 60 days, or shall approve a petition filed against the Company or any Significant Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction, domestic or foreign, which petition is not dismissed within 60 days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Company or any Significant Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within 60 days; or if there is commenced against the Company or any Significant Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction, domestic or foreign which proceeding or petition remains undismissed for a period of 60 days; or if the Company or any Significant Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

(i) if (i) any judgment or order where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of US$100,000,000 is rendered against the Company or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Company’s or the Subsidiaries’ properties for any amount in excess of US$100,000,000, and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of US$100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV or ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of US$100,000,000;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

(i) either or both of the following actions may be taken: (A) the Administrative Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans, and of the L/C Issuers to issue further Letters of Credit, terminated, whereupon the obligation of each Lender to make further Loans hereunder, and of the L/C Issuers to issue further Letters of Credit hereunder, shall terminate immediately, and (B) the Administrative Agent shall, at the direction of the Required Lenders, at their option, declare by notice to the Company any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Company and each Borrowing Subsidiary to the Administrative Agent, the Lenders and the L/C Issuers, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above with respect to a Borrower, then the obligation of the Lenders to make Loans hereunder, and of the L/C Issuers to issue further Letters of Credit hereunder, shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders; and

(ii) the Administrative Agent may, and at the direction of the Required Lenders shall, require that the Borrowers cash collateralize all L/C Exposure (in an amount equal to the then outstanding L/C Exposure) plus the Letter of Credit fees payable under Section 2.11(b) with respect to each then outstanding Letter of Credit (calculated at the rate then in effect for the period from the date of such cash collateralization until the expiry date of each such Letter of Credit) in accordance with the procedures set forth in Section 2.05(j); and

(iii) the Administrative Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

SECTION 8.02. Administrative Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

SECTION 8.03. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

SECTION 8.04. No Waiver. No course of dealing between the Company or any Borrowing Subsidiary, on the one hand, and any Lender, any L/C Issuer or the Administrative Agent, on the other hand, or any failure or delay on the part of any Lender, any L/C Issuer or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it, shall operate as a waiver of any rights or remedies, and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

SECTION 8.05. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to this Article VIII, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Company or the Borrowing Subsidiaries hereunder, shall be applied by the Administrative Agent in the following order:

(a) amounts due to the Administrative Agent, Lenders and L/C Issuers pursuant to Section 2.11 and Section 11.05;

(b) payments of interest on Loans and interest on L/C Disbursements to be applied for the ratable benefit of the Lenders (based on the amounts accrued for the account of each Lender at such time) and L/C Issuers;

(c) payments of principal of Loans and reimbursement of L/C Disbursements, to be applied for the ratable benefit of the Lenders (based on the amounts owing to each Lender at such time) and L/C Issuers;

(d) amounts due to the Administrative Agent, L/C Issuers and Lenders pursuant to Section 11.09;

(e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the parties entitled thereto;

(f) any surplus remaining after application as provided for herein, to the applicable Borrowers or otherwise as may be required by applicable law.

ARTICLE IX

The Administrative Agent

SECTION 9.01. Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrowers shall have no rights as third party beneficiaries of any of such provisions.

SECTION 9.02. Rights as Lenders. Any Person serving as an Agent hereunder shall, if it shall be a Lender, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03. Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith to be necessary, under the circumstances as provided in Sections 8.01 and 11.06) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by a Borrower, a Lender or an L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

SECTION 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any e-mail transmission of a .pdf or similar electronic copy of any such document or other writing or any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by such Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to the respective activities of all such Persons in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

SECTION 9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuers, and with the consent of the Company, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 11.05 and 11.09 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

If the Person serving as Administrative Agent has become, or any Person as to which the Administrative Agent is, directly or indirectly, a subsidiary has become, the subject of a Bankruptcy Event, the Required Lenders may, to the extent permitted by applicable laws, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, with the consent of the Company, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.

SECTION 9.07. Non-Reliance on Agents and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, bookrunners, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender, a Swing Line Lender or an L/C Issuer hereunder.

SECTION 9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to a Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the

Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

ARTICLE X

Guarantee

SECTION 10.01. Guarantee. (a) To induce the Lenders and the L/C Issuers to execute and deliver this Agreement and to make the Loans and to issue the Letters of Credit hereunder, and in consideration thereof, the Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent , the Lenders, the L/C Issuers and their respective successors, indorsees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Borrowing Subsidiaries.

(b) The guarantee contained in this Article X shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Lenders, the L/C Issuers and their successors and permitted assigns, until all the Obligations of the Borrowing Subsidiaries shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowing Subsidiaries may be free from any Obligations.

(c) The Company further agrees that the guarantee contained in this Article X constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, any Lender or any L/C Issuer to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any L/C Issuer in favor of any Borrower or any other Person.

SECTION 10.02. No Subrogation. Notwithstanding any payment made by the Company hereunder or any set-off or application of funds of the Company by the Administrative Agent, any L/C Issuer or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent, any L/C Issuer or any Lender against any Borrowing Subsidiary or any collateral security or guarantee or right of offset held by the Administrative Agent, any L/C Issuer or any Lender for the payment of the Obligations of the Borrowing Subsidiaries, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Borrowing Subsidiary in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent, the L/C Issuers and the Lenders by any Borrowing Subsidiary on account of the Obligations of the Borrowing Subsidiaries are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations of the Borrowing Subsidiaries shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by the Company in trust for the Administrative Agent, the L/C Issuers and the Lenders and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Obligations of the Borrowing Subsidiaries, whether matured or unmatured, in such order as the Administrative Agent may determine.

SECTION 10.03. Amendments, etc. with respect to the Obligations. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Obligations of any Borrowing Subsidiary made by the Administrative Agent, any L/C Issuer or any Lender may be rescinded by such Agent, such L/C Issuer or such Lender and any of the Obligations of any Borrowing Subsidiary continued, and the Obligations of any Borrowing Subsidiary, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, any L/C Issuer or any Lender, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, including with respect to any condition precedent, as the Administrative Agent (or the Required Lenders or all of the Lenders and the L/C Issuers, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent, any L/C Issuer or any Lender for the payment of the Obligations of any Borrowing Subsidiary may be sold, exchanged, waived, surrendered or released. No Agent, L/C Issuer or Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations of any Borrowing Subsidiary or for the guarantee contained in this Article X or any property subject thereto.

SECTION 10.04. Guarantee Absolute and Unconditional. Except as otherwise required by this Agreement, the Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations of any Borrowing Subsidiary and notice of or proof of reliance by the Administrative Agent, any L/C Issuer or any Lender upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Obligations of any Borrowing Subsidiary, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X; and all dealings between the Borrowing Subsidiaries and the Company, on the one hand, and the Administrative Agent, the L/C Issuers and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. To the fullest extent permitted by applicable law, the Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrowing Subsidiary or the Company with respect to the Obligations of any Borrowing Subsidiary. The Company understands and agrees that the guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the obligations of the Borrowing Subsidiaries under this Agreement, any of the Obligations of any of the Borrowing Subsidiaries or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, any L/C Issuer or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrowing Subsidiary or any other Person against the Administrative Agent, any L/C Issuer or any Lender, (c) any law or regulation of any jurisdiction, or any other event, affecting any material term of any Obligation of the Borrowing Subsidiaries or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowing Subsidiaries or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or the Borrowing Subsidiaries for the Obligations of any Borrowing Subsidiary, or of the Company under the guarantee contained in this Article X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company, the Administrative Agent, any L/C Issuer or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrowing Subsidiary, or any other Person or against any collateral security or guarantee for the Obligations of any Borrowing Subsidiary or any right of offset with respect thereto, and any failure by the Administrative Agent, any L/C Issuer or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowing Subsidiaries, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrowing Subsidiary, or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Company of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, any L/C Issuer or any Lender against the Company. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 10.05. Reinstatement. The guarantee contained in this Article X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Borrowing Subsidiary is rescinded or must otherwise be restored or returned by the Administrative Agent, any L/C Issuer or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrowing Subsidiary, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrowing Subsidiary or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 10.06. Payments. The Company hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the applicable currency at the office of the Administrative Agent set forth in Section 11.02.

SECTION 10.07. Independent Obligations. The obligations of the Company under the guarantee contained in this Article X are independent of the obligations of the Borrowing Subsidiaries, and a separate action or actions may be brought and prosecuted against the Company whether or not any Borrowing Subsidiary is joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

ARTICLE XI

Miscellaneous

SECTION 11.01. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except pursuant to a consolidation or merger not prohibited under Section 7.04, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (B) by way of participation in accordance with the provisions of subsection (d) of this Section, or (C) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and each of the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and other amounts (including for purposes of this subsection (b), participations in L/C Exposures and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment of any Class and the Loans of such Class at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a

Lender or an Approved Fund (as defined in subsection (i) of this Section) with respect to a Lender, the aggregate amount of the Commitment of any Class (which for this purpose includes Loans of such Class outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$10,000,000 or an integral multiple of US$5,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (b), (g) or (h) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans of a Class (including its participation interests in L/C Exposures and Swing Line Loans of such Class) and the Commitment of such Class assigned, provided that this clause (ii) shall not apply to Swing Line Loans in the event of any assignment by a Swing Line Lender; (iii) any assignment of a Commitment must be approved (which approval shall not be unreasonably withheld or delayed) by the Administrative Agent, each L/C Issuer and each Swing Line Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and (iv) the assignee shall deliver to the Administrative Agent a completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 11.05 and 11.09 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding the foregoing, the Administrative Agent shall not be obligated to consent to an assignment hereunder until it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such assignee Lender.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at its Applicable Lending Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any L/C Issuer or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or (except as set forth below in this subsection (d)) notice to, any Borrower, any L/C Issuer, any Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and the Loans (including such Lender’s participations in L/C Exposures and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender selling a participation shall notify the Company of the identity of the participant and the amount of the participation, provided that the failure of any Lender to give such notice shall not affect the validity of such sale or the rights of the participant hereunder. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.06 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.03 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. No Participant shall be entitled to the benefits of Section 3.05 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide such forms, certificates or other evidence, if any, with respect to withholding tax matters as required under Section 3.05 and otherwise complies with the requirements of Section 3.05 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except as set forth in paragraph (d) of this Section, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have any responsibility for maintaining a Participant Register.

(h) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; and (b) any other Person (other than a natural person) approved by (i) the Administrative Agent (which approval shall be subject to the last sentence of Section 11.01(b) and shall not be unreasonably withheld or delayed) and (ii) unless an Event of Default under Section 8.01(a), (b), (g) or (h) has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

(i) “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

SECTION 11.02. Notices; Effectiveness; Electronic Communication. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone or by e-mail transmission of a .pdf or similar electronic copy (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or any Borrowing Subsidiary, to V.F. Corporation, 105 Corporate Center Boulevard, Greensboro, North Carolina 27408, Attn: Patrick J. Guido, Vice President-Treasurer (Telephone: (336) 424-6026 Telecopy: (336) 424-7630; e-mail address: patrick_guido@vfc.com);

(ii) if to the Administrative Agent, as follows: (A) if such notice relates to a Loan or Borrowing denominated in US Dollars, or does not relate to any particular Loan, Borrowing or Letter of Credit, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603, Attention of Nanette Wilson (Telecopy No. 888 292-9533; e-mail address: nanette.wilson@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of James Knight (Telecopy No. 917-464-7000; e-mail address: james.a.knight@jpmorgan.com); (B) if such notice relates to a Loan or Borrowing denominated in Canadian Dollars, to J.P. Morgan Europe Limited, Floor 6, 25 Bank Street, Canary Wharf, London, E14 5JP United Kingdom, Attention of Agency Department (Telecopy No. 44-207-777-2360; e-mail address: loan_and_agency_london@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of James Knight (Telecopy No. 917-464-7000; e-mail address: james.a.knight@jpmorgan.com); (C) if such notice relates to a Loan or Borrowing denominated in an Alternative Currency other than Canadian Dollars, to J.P. Morgan Europe Limited, Floor 6, 25 Bank Street, Canary Wharf, London, E14 5JP United Kingdom, Attention of Agency Department (Telecopy No. 44-207-777-2360; e-mail address: loan_and_agency_london@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of James Knight (Telecopy No. 917-464-7000; e-mail address: james.a.knight@jpmorgan.com); and (D) if such notice relates to a Letter of Credit, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, Floor 4, Tampa, FL 33610, Attention of Letter of Credit Department (Fax No. (813) 432-5162, with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of James Knight (Telecopy No. 917-464-7000; e-mail address: james.a.knight@jpmorgan.com);

(iii) if to JPMCB as Swing Line Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603, Attention of Nanette Wilson (Telecopy No. 888 292-9533; e-mail address: nanette.wilson@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of James Knight (Telecopy No. 917-464-7000; e-mail address: james.a.knight@jpmorgan.com);

(iv) if to JPMCB as L/C Issuer, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603, Attention of Cassandra A Groves (Telecopy No. (312) 732-2729; e-mail address: cassandra.groves@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of James Knight (Telecopy No. 917-464-7000; e-mail address: james.a.knight@jpmorgan.com); and

(v) if to any other Swing Line Lender or L/C Issuer, to it at its address (or telecopy number) most recently specified by it in a notice delivered to the Administrative Agent and the Company (or, in the absence of any such notice, to the address (or telecopy number) set forth in the Administrative Questionnaire of the Lender that is serving as such Swing Line Lender or L/C Issuer or is an Affiliate thereof);

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent, where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II unless such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is capable of receiving notices under such Article by electronic communication. Notwithstanding the foregoing, notices and other communications to the Administrative Agent hereunder that may be delivered or furnished by e-mail transmission of a .pdf or similar electronic copy of such notice or communication to the e-mail address of the Administrative Agent set forth in subsection (a) above. The Administrative Agent, the Company or any Borrowing Subsidiary may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Borrower, Agent, L/C Issuer and Swing Line Lender may change its address, telecopier or telephone number or, if applicable, e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer and each Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopy number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to, but shall have no obligation to, rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by the Company (on behalf of itself or any other Borrower) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by the Company (on behalf of itself or any other Borrower), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person; provided that in no event shall any such Person have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.03. Right of Set-off; Adjustments. Upon the occurrence and during the continuance of any Event of Default and following notice to the Lenders from the Administrative Agent or the Required Lenders authorizing the exercise of the rights set forth in this Section 11.03, each Lender and L/C Issuer and each Affiliate of any of the foregoing shall hereby be authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or L/C Issuer, or by such an Affiliate, to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement and any Notes held by such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Lender and L/C Issuer agrees promptly to notify the Company after any such set-off and application made by such Lender or L/C Issuer; provided, however that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and L/C Issuer under this Section 11.03 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, L/C Issuer or Affiliate may have.

SECTION 11.04. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance by the L/C Issuers of Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or any Lender has any Commitment hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein.

SECTION 11.05. Expenses. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Arrangers and their respective Affiliates, in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder and the structuring, arrangement and syndication of the credit facilities established hereby, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. If an Event of Default occurs, the Borrowers further agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the L/C Issuers and the Lenders, if any (including, without limitation, reasonable attorneys’ fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. For the avoidance of doubt, no amount shall be payable pursuant to this Section 11.05 in respect of Taxes or Other Taxes, the compensation for which is governed solely by Article III.

SECTION 11.06. Amendments and Waivers. (a) Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders or, as to Loan Documents other than this Agreement, the Administrative Agent at the direction of and on behalf of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such amendment or waiver shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal of or rate or amount of interest on any Loan or L/C Disbursement or any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (C) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder, or the required date of reimbursement of any L/C Disbursement, or the scheduled date for termination or expiration of any Commitment, without the written consent of each Lender affected thereby (except as provided in Section 2.16), (D) change the percentage set forth in the definition of the term “Required Lenders” or the percentage of the Commitments or of the unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.06 or any other provision of this Agreement, without the written consent of each Lender, (E) change Section 2.08, 2.13 or 8.05 in a manner that would alter the pro rata sharing of payments or the pro rata reduction of the Commitments required thereby, without the written consent of each Lender, (F) release the Company from its Guarantee obligations hereunder, without the written consent of each Lender, (G) amend this Section 11.06, without the written consent of each Lender or

(H) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders of any Class differently from those of the other Class, without the written consent of Lenders representing a majority in interest of such adversely affected Class; and, provided further, that (x)(1) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or under or in respect of any Letter of Credit issued or to be issued by it; (2) no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Lender in addition to the Lenders required above, affect the rights or duties of each Swing Line Lender under this Agreement; and (3) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document and (y) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders holding Loans or Commitments of one Class (but not the Lenders of the other Class), may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing provisions of this paragraph, this Agreement may be modified by Accession Agreements as provided in Section 2.08(d) and Extension Permitted Amendments may be made as provided in Section 2.16.

(b) No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No failure, delay or omission by the Administrative Agent, any L/C Issuer or any Lender in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

SECTION 11.07. Counterparts. This Agreement and any Loan Document may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement or any Loan Document to produce or account for more than one such fully-executed counterpart. Delivery of an executed counterpart of a signature page of this Agreement or any Loan Document by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart thereof.

SECTION 11.08. Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders, the L/C Issuers or the Administrative Agent or any obligation of the Borrowers, the Lenders, the L/C Issuers or the Administrative Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Company has furnished the Lenders, the L/C Issuers and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender and L/C Issuer with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender or L/C Issuer is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and the Company shall be liable to, and shall indemnify and hold the Administrative Agent or such Lender or L/C Issuer harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender or L/C Issuer shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, the L/C Issuers or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent or the Lenders’ or L/C Issuers’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

SECTION 11.09. Indemnification; Limitation of Liability. (a) The Borrowers, to the maximum extent permitted by applicable law, agree to indemnify and hold harmless the Administrative Agent, each Arranger, each syndication agent, each documentation agent, each L/C Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) (i) in the case of the Arrangers, the Administrative Agent and their Related Parties only, the structuring, arrangement or syndication of the credit facilities established hereby (and all related commitment and fee letters and the execution, delivery or performance thereof) and (ii) this Agreement and the other Loan Documents and the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or Letters of Credit (collectively, “Indemnified Liabilities”), except, in each case, to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any Related Party of such Indemnified Party. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.09 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower or any of its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any of them, any of their subsidiaries, any guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnified Party or a Related Party of such Indemnified Party. The Borrowers agree not to assert any claim against the Administrative Agent, any Arranger, any syndication agent, any documentation agent, any L/C Issuer, any Lender, or any of the Related Parties of any of the foregoing, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to this Agreement or the other Loan Documents or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or the Letters of Credit. For the avoidance of doubt, no amount shall be payable pursuant to this Section 11.09 in respect of Taxes or Other Taxes, the compensation for which is governed solely by Article III. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) To the extent that the Borrowers fail to pay any amount required to be paid by them under paragraph (a) of this Section to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, any Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or such sub-agent), such L/C Issuer or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), any L/C Issuer or any Swing Line Lender in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon the percentage of the aggregate Commitments represented by such Lender’s Commitment or Commitments (or, if the Commitments shall have expired or been terminated, the Commitments most recently in effect).

(c) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.09 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

SECTION 11.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.11. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document executed on or after the date of this Agreement shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 11.12. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED IN ANY STATE OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH OF THE BORROWERS AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE COMPANY OR, AS THE CASE MAY BE, TO THE RELEVANT BORROWER IN CARE OF THE COMPANY AT THE COMPANY’S ADDRESS PROVIDED IN SECTION 11.02 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH L/C ISSUER AND THE LENDERS HEREBY AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(e) EACH BORROWER HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

SECTION 11.13. Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including, for the avoidance of doubt, any central bank, the Federal Reserve Bank or self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (g) with the consent of the Company, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries (each, a “Loan Party”) relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.14. “Know Your Customer” Checks; PATRIOT Act Notice. (a) If:

(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii) any change in the status of a Loan Party after the date of this Agreement; or

(iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(b) Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(c) Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

SECTION 11.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Foreign Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; provided that (i) if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss and (ii) if the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Creditor in the Agreement Currency, such Applicable Creditor shall remit the excess to the applicable Borrower (but only if all amounts due and payable by the Company and the Subsidiaries hereunder shall have been paid in full).

SECTION 11.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.17. No Fiduciary Relationship. Each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers or their

Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Borrower acknowledges that the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies that have or may in the future have interests conflicting with each such Borrwer’s own interests.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

V.F. CORPORATION,

by	/s/ Eric C. Wiseman
	Name:	Eric C. Wiseman
	Title:	Chairman, President and Chief Executive Officer

by	/s/ Patrick J. Guido
	Name:	Patrick J. Guido
	Title:	Vice President, Treasurer

VF INVESTMENTS S.À R.L.,

by	/s/ Ryan K. Smith
	Name:	Ryan K. Smith
	Title:	Manager B

VF ENTERPRISES S.À R.L.,

by	/s/ Ryan K. Smith
	Name:	Ryan K. Smith
	Title:	Manager B

VF EUROPE B.V.B.A.,

by	/s/ Patrick Willems
	Name:	VF Europe BVBA
	Title:	Zaakvoerder

VF INTERNATIONAL SAGL,

by	/s/ Karl Heinz Salzburger
	Name:	Karl Heinz Salzburger
	Title:	Director

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender, the Swing Line Lender and an L/C Issuer,

by	/s/ James A. Knight
	Name:	James A. Knight
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer,

by	/s/ David L. Catherall
	Name:	David L. Catherall
	Title:	Managing Director

WELLS FARGO BANK, N.A., as a Lender and an L/C Issuer,

by	/s/ Ekta Patel
	Name:	Ekta Patel
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender,

by	/s/ Alan Vitulich
	Name:	Alan Vitulich
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender and an L/C Issuer,

by	/s/ Mark D. Rodgers
	Name:	Mark D. Rodgers
	Title:	Vice President

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Lender,

by	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Vice President

CITIBANK, N.A., as a Lender,

by	/s/ Kenneth E. Quinn
	Name:	Kenneth E. Quinn
	Title:	Vice President

ING BANK N.V., DUBLIN BRANCH as a Lender,

by	/s/ Maurice Kenny		/s/ Shaun Hawley
	Name:	Maurice Kenny	Name:	Shaun Hawley
	Title:	Director	Title:	Vice President

PNC BANK NATIONAL ASSOCIATION as a Lender,

by	/s/ Jessica F. Sidhom
	Name:	Jessica F. Sidhom
	Title:	Senior Vice President

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

SANTANDER BANK, N.A.

by	/s/ William Maag
Name: William Maag
Title: Managing Director

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

GOLDMAN SACHS BANK USA

by	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

Morgan Stanley Bank, N.A.

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

TD Bank, N.A.

by	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

THE BANK OF NEW YORK MELLON

by	/s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

Branch Banking and Trust Company

By	/s/ E. F. Hawke
Name: E. F. Hawke
Title: Senior Vice President

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

BNP Paribas

by	/s/ Emma Petersen
Name: Emma Petersen
Title: Vice President

For any Lender requiring a second signature line:

by	/s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

by	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

by	/s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Mizuho Bank, Ltd.

by	/s/ David Lim
Name: David Lim
Title: Authorized Signatory

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

UniCredit Bank AG, New York Branch

by	/s/ Filippo Pappalardo
Name: Filippo Pappalardo
Title: Managing Director

by	/s/ Elaine Tung
Name: Elaine Tung
Title: Director

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

FIVE-YEAR REVOLVING CREDIT

FACILITY AGREEMENT

Name of Lender:

SunTrust Bank

by	/s/ Mary K. Lundin
Name: Mary K. Lundin
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page to the V.F. Corporation Five-Year Revolving Credit Agreement]

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

(a) Assignor:     _______________________

(b) Assignee:     _______________________ [and is an Affiliate/Approved Fund of [identify Lender]]1

[1]	Select as applicable.

(c) Borrowers: V.F. Corporation, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A., VF International Sagl and the other Borrowing Subsidiaries from time to time party to the Credit Agreement.

(d) Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

(e) Credit Agreement: The Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among V.F. Corporation, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A. and VF International Sagl as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced).

(f) Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]

US Tranche Commitments/ Revolving Loans	$	$	%

Global Tranche Commitments/ Revolving Loans	$	$	%

[ ][3]

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(g) [Trade Date. _____________________________, 20___]4

(h) Effective Date: _____________________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders of the applicable Class thereunder.
[3]	In the event any new Class of Commitments or Loans is established pursuant to Section 2.16 of the Credit Agreement, refer to the Class of such Commitments or Loans assigned.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

________________, as Assignor,

by
Name:
Title:

________________, as Assignee,

by
Name:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as

Administrative Agent,

by
Name:
Title:

Consented to:

V.F. CORPORATION,

by
Name:
Title:

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an L/C Issuer and the Swing Line Lender,

by
Name:
Title:

BANK OF AMERICA, N.A., as an L/C Issuer,

by
Name:
Title:

WELLS FARGO BANK, N.A., as an L/C Issuer,

by
Name:
Title:

U.S. Bank National Association, as an L/C Issuer,

by
Name:
Title:

[NAME OF EACH OTHER L/C ISSUER],

by
Name:
Title:

ANNEX 1 TO

ASSIGNMENT AND ASSUMPTION

Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among V.F. Corporation, VF Investments S.À R.L., VF Enterprises S.À R.L., VF Europe B.V.B.A. and VF International SAGL as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced, the “Credit Agreement”).

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 or 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Applicable Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

[FORM OF] BORROWING SUBSIDIARY AGREEMENT (this “Agreement”) dated as of [                ], 20[    ], among V.F. CORPORATION, a Pennsylvania corporation (the “Company”), [NAME OF BORROWING SUBSIDIARY], a [                    ] corporation (the “New Borrowing Subsidiary”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

Reference is made to the Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among V.F. Corporation, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A. and VF International Sagl as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

Under the Credit Agreement, the Lenders and the L/C Issuers have agreed, upon the terms and subject to the conditions set forth therein, to make Loans to and issue Letters of Credit for the accounts of the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a “Borrowing Subsidiary” and a [“Global Tranche Borrower”][“US Tranche Borrower”]. The Company represents that the New Borrowing Subsidiary is a wholly owned Subsidiary. Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary.

Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent and the satisfaction of the other conditions set forth in Section 4.03 of the Credit Agreement, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” and a “Borrower” and a [“Global Tranche Borrower”][“US Tranche Borrower”] for all purposes thereof; provided that this Agreement shall not become effective if it shall be unlawful for the New Borrowing Subsidiary to become a “Borrower” thereunder or for any Lender participating in a Tranche under which the New Borrowing Subsidiary may borrow to make Loans, or for an L/C Issuer participating in such Tranche to issue Letters of Credit, for the account of the New Borrowing Subsidiary or otherwise extend credit to the New Borrowing Subsidiary as provided therein, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

V.F. CORPORATION,

by
Name:
Title:

by
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

EXHIBIT B-2

[FORM OF] BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,

Loan and Agency Services Group

10 South Dearborn

Chicago, IL 60603-2003

Attention: Nanette Wilson

nanette.wilson@jpmchase.com

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Attention: James A. Knight

james.a.knight@jpmorgan.com

[                ], 20[    ]

Ladies and Gentlemen:

The undersigned, V.F. Corporation, a Pennsylvania corporation (the “Company”), refers to the Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among the Company, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A. and VF International Sagl as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Company hereby terminates the status of [                        ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. [The Company represents and warrants that as of the date hereof all Loans made to the Terminated Borrowing Subsidiary have been repaid, all Letters of Credit issued for the account of the Terminated Borrowing Subsidiary have been drawn in full or have expired or been cash collateralized in accordance with Section 2.05(j) of the Credit Agreement and all amounts payable by the Terminated Borrowing Subsidiary in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement by the Terminated Borrowing Subsidiary) have been paid in full.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary have been repaid, all Letters of Credit issued for the account of the Terminated Borrowing Subsidiary have been drawn in full or have expired or been cash collateralized in accordance with Section 2.05(j) of the Credit Agreement and all amounts payable by the Terminated Borrowing Subsidiary in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement by the Terminated Borrowing Subsidiary) have been paid in full; provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

This instrument shall be construed in accordance with and governed by the law of the State of New York.

Very truly yours,

V.F. CORPORATION,

by
Name:
Title:

by
Name:
Title:

EXHIBIT C

[FORM OF] BORROWING NOTICE

J.P. Morgan Europe Limited

Floor 6

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attention: Agency Department

loan_and_agency_london@jpmorgan.com

JPMorgan Chase Bank, N.A.,

Loan and Agency Services Group

10 South Dearborn

Chicago, IL 60603-2003

Attention: Nanette Wilson

nanette.wilson@jpmchase.com

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Attention: James A. Knight

james.a.knight@jpmorgan.com

[Date]

Ladies and Gentlemen:

Reference is made to the Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among V.F. Corporation, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A. and VF International Sagl as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes a Borrowing Notice and the Company [on behalf of [NAME OF BORROWER]] (the “Borrower”) hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection specifies the following information with respect to such Borrowing:

(A)	Borrower:

(B)	Class of Borrowing:[1]

(C)	Type of Borrowing:[2]

(D)	Aggregate principal amount of Borrowing denominated in [US Dollars][specify Alternative Currency] and in an amount equal to3: [US$][specify Alternative Currency]

(E)	Date of Borrowing (which is a Business Day):

(F)	Interest Period and the last day thereof[4]:

(G)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed (give name of bank and account number): [ ] (Account No.: )

[(H)	Jurisdiction from which payments on the principal and interest on the requested Borrowing will be made:][5]

The Borrower hereby certifies that, after giving effect to the Borrowing requested hereby, (i) [the Aggregate Global Tranche Revolving Credit Exposures (or any component thereof) shall not exceed the aggregate Global Tranche Commitments (or the maximum amount of any such component)][the Aggregate US Tranche Revolving Exposures (or any component thereof) shall not exceed the aggregate US Tranche Commitments (or the maximum amount of any such component)], (ii) the sum of the Aggregate Revolving Credit Exposures shall not exceed the aggregate Commitments and (iii) [the Swing Line Exposure shall not exceed $100,000,000]6.

[1]	Specify US Tranche Revolving Loan, Global Tranche Revolving Loan, US Tranche Swing Line Loan or Global Tranche Swing Line Loan.
[2]	In the case of a requested Borrowing of a Revolving Loan denominated in US Dollars, specify Adjusted LIBOR Borrowing or ABR Borrowing. Each requested Borrowing of a Revolving Loan (a) denominated in an Alternative Currency other than Euro and Canadian Dollars shall be a LIBOR Borrowing, (b) denominated in Euro shall be a EURIBOR Borrowing and (c) denominated in Canadian Dollars shall be a CDOR Borrowing. Each requested Borrowing of a Swing Line Loan denominated in US Dollars shall be an ABR Borrowing. Each requested Borrowing of a Swing Line Loan denominated in Euro shall be an EURIBOR Borrowing.
[3]	Must comply with Section 2.02(c) of the Credit Agreement.
[4]	Applicable to LIBOR, CDOR or EURIBOR (other than a Swing Line Loan) Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of (i) one week, if quotations are available for deposits of such duration, or (ii) one, two, three or six months (or, if agreed to by each Lender participating therein, twelve months).
[5]	Specify only in the case of a Borrowing requested by a Foreign Borrowing Subsidiary.
[6]	For any Swing Line Loan.

Very truly yours, V.F. CORPORATION,

by
Name:
Title:

EXHIBIT D

[FORM OF] L/C ISSUER AGREEMENT (this “Agreement”) dated as of [                ], 20[ ], among V.F. CORPORATION, a Pennsylvania corporation (the “Company”), [NAME OF L/C ISSUER], a [                    ] corporation (the “New L/C Issuer”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

Reference is made to the Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among V.F. Corporation, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A. and VF International Sagl as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement. Under the Credit Agreement, the L/C Issuers have agreed to issue Letters of Credit to support payment obligations incurred for general corporate purposes of the Company and the Subsidiaries. Upon execution of this Agreement by each of the Company, the New L/C Issuer and the Administrative Agent, the New L/C Issuer shall be a party to the Credit Agreement, shall constitute an “L/C Issuer” with an LC Commitment of US$[            ] for all purposes thereof and shall have all the rights and obligations of an L/C Issuer thereunder, and the New L/C Issuer hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

V.F. CORPORATION,

by
Name:
Title:

by
Name:
Title:

[NAME OF ISSUING BANK],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

EXHIBIT E

[FORM OF] ACCESSION NO.              TO CREDIT AGREEMENT

THIS ACCESSION AGREEMENT is made and entered into this [    ] day of [            ], 20__, by and among V.F. CORPORATION, a Pennsylvania corporation (the “Company”), VF INVESTMENTS S.À R.L., a Subsidiary organized in Luxembourg, VF ENTERPRISES S.À R.L., a Subsidiary organized in Luxembourg, VF EUROPE B.V.B.A., a Subsidiary organized in Belgium, VF INTERNATIONAL SAGL, a Subsidiary organized in Switzerland, the other Borrowing Subsidiaries from time to time party to the Agreement (as defined below) (together with VF Investments S.À R.L., VF Enterprises S.À R.L., VF Europe B.V.B.A. and VF Internationl SAGL, the “Borrowing Subsidiaries”; the Company and the Borrowing Subsidiaries are collectively the “Borrowers”), the Lenders from time to time party to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. as Administrative Agent (the “Administrative Agent”) and [                    ] (the “Increasing Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into a Five-Year Revolving Credit Agreement dated April 14, 2015 (the “Agreement”) pursuant to which the Lenders have agreed to make revolving loans to the Borrowers in the principal amount of up to $1,750,000,000 (which may be increased to $2,250,000,000); and

WHEREAS, the Increasing Lender has agreed to [provide the applicable Borrowers [US Tranche][Global Tranche] Revolving Loans of up to $[            ]] [increase its [US Tranche][Global Tranche] Commitment to $[            ]] thereby increasing the then applicable aggregate [US Tranche][Global Tranche] Commitments to $[            ] and the then applicable aggregate Commitments to $[            ] and the parties hereto desire to amend the Agreement in accordance with Section 2.08(d) of the Agreement in the manner herein set forth effective as of the date hereof;

NOW, THEREFORE, the Borrowers, the Administrative Agent and the Increasing Lender do hereby agree as follows:

(i) Definitions. The term “Agreement” as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

(ii) Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting Schedule 2.01 and inserting in lieu thereof Schedule 2.01 attached hereto, and the Increasing Lender agrees by the execution of this Accession Agreement that it [shall be a party to the Agreement as a Lender and] shall provide to the applicable Borrowers its [US Tranche][Global Tranche] Commitment. Schedule 2.01 attached hereto shall be unchanged from Schedule 2.01 to the Agreement immediately prior to the effectiveness hereof with respect to the Commitment of each Lender that is not the Increasing Lender.

(iii) Representations and Warranties. The Company hereby certifies that:

(a) The representations and warranties made by the Company in Article V of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 5.04 shall be those most recently furnished to each Lender pursuant to Section 6.01(a) and (b);

(b) There has been no Material Adverse Effect;

(c) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of any Borrower under the Agreement either immediately or with the lapse of time or the giving of notice, or both.

(iv) Conditions. As a condition to the effectiveness of this Accession Agreement, the Company shall deliver, or cause to be delivered to the Administrative Agent, the following:

(a) Four (4) counterparts of this Accession Agreement executed by the Borrowers and the Increasing Lender; and

(b) If requested, a fully executed Note payable to the Increasing Lender.

(v) Increasing Lender. Upon the effectiveness of this Accession Agreement, the Increasing Lender, if not a Lender prior to the effectiveness of this Accession Agreement, shall be a party to the Agreement and have the rights and obligations of a Lender thereunder.

(vi) Other Documents. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of the Borrowers to enter into the transactions contemplated by this Accession Agreement, in each case such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrowers relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel.

(vii) Entire Agreement. This Accession Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Accession Agreement or otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms of conditions of this Accession Agreement may be changed, modified, waived or canceled orally or otherwise, except in accordance with the Agreement.

(viii) Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Accession Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

V.F. CORPORATION,

by
Name:
Title:

by
Name:
Title:

VF INVESTMENTS S.À R.L.,

by
Name:
Title:

VF ENTERPRISES S.À R.L.,

by
Name:
Title:

VF EUROPE B.V.B.A.,

by
Name:
Title:

VF INTERNATIONAL SÀGL,

by
Name:
Title:

[BORROWING SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

[INSERT NAME OF INCREASING LENDER],

by
Name:
Title:

EXHIBIT F

[FORM OF] COMPLIANCE CERTIFICATE

JPMorgan Chase Bank, N.A.,

Loan and Agency Services Group

10 South Dearborn

Chicago, IL 60603-2003

Attention: Nanette Wilson

nanette.wilson@jpmchase.com

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Attention: James A. Knight

james.a.knight@jpmorgan.com

Reference is hereby made to the Five-Year Revolving Credit Agreement dated as of April 14, 2015, by and among V.F. Corporation, VF Investments S.à r.l., VF Enterprises S.à r.l., VF Europe B.V.B.A. and VF International Sagl as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto from time to time (as from time to time amended, supplemented, modified, amended and restated or replaced, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Credit Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of [                ], 20     (the “Determination Date”)1 as follows:

I. Calculations:

A. Compliance with Section 7.01: Consolidated Indebtedness to Consolidated Capitalization

1.	Consolidated Indebtedness as of the Determination Date	$	[	]

2.	Consolidated Net Worth as of the Determination Date	$	[	]

3.	Sum of A.1 and A.2	$	[	]

[1]	The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 6.01 of the Credit Agreement.

4.	Ratio of A.1 to A.3*	_____to 1.00

*	Required: A.4 must not be greater than 0.60 to 1.00 at any time.

B. Compliance with Section 7.02(j): Liens

1. Consolidated Net Worth as of the Determination Date	$[ ]

2. B.1 X 15%	$[ ]

3. Is Indebtedness secured by Liens not permitted under Section 7.02(a)–(i) less than B.2?	Yes	No

4. B.1 x 20%	$[ ]

5. Is the sum of (1) Indebtedness secured by the Liens not permitted under Section 7.02(a)–(i) and (2) Indebtedness incurred in accordance with Section 7.03(f) less than B.4?	Yes	No

C. Compliance with Section 7.03(f): Indebtedness of Subsidiaries

1. Is Indebtedness not permitted under Section 7.03(a)–(e) less than B.2?	Yes	No

II. No Default:

A. Since [                ], 20__, (the date of the last similar certification), (a) the Company has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article VIII of the Credit Agreement has occurred and is continuing.

B. If a Default or Event of Default has occurred since [                ], 20__, (the date of the last similar certification), the Company proposes to take the following action with respect to such Default or Event of Default: .2

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[2]	If no Default or Event of Default has occurred, insert “Not Applicable”

IN WITNESS WHEREOF, I have executed this Compliance Certificate this [        ] day of [                ], 20__.

By: V.F. CORPORATION,

Name:
Title: